                                                                    EXHIBIT 10.1
                                                                  EXECUTION COPY

                                  $165,000,000

                                CREDIT AGREEMENT

                          Dated as of February 4, 1998

                                      Among

                               APC HOLDING, INC.,

                                  as Borrower,

                                       and

                        THE INITIAL LENDERS NAMED HEREIN,

                               as Initial Lenders,

                                       and

                      NATIONSCREDIT COMMERCIAL CORPORATION,

                as Collateral Agent and as Initial Issuing Bank,

                                       and

                             NATIONSBRIDGE, L.L.C.,

                            as Administrative Agent.

                       T A B L E   O F   C O N T E N T S

Section                                                                   Page

                                  ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

  1.01.  Certain Defined Terms...............................................1
  1.02.  Computation of Time Periods........................................25
  1.03.  Accounting Terms...................................................25

                                  ARTICLE II

                      AMOUNTS AND TERMS OF THE ADVANCES
                          AND THE LETTERS OF CREDIT

  2.01.  The Advances and the Letters of Credit.............................25
  2.02.  Making the Advances................................................26
  2.03.  Issuance of and Drawings and Reimbursement Under
          Letters of Credit.................................................27
  2.04.  Repayment of Advances..............................................29
  2.05.  Termination or Reduction of the Commitments........................31
  2.06.  Prepayments........................................................32
  2.07.  Interest...........................................................33
  2.08.  Fees...............................................................34
  2.09.  Conversion of Advances.............................................35
  2.10.  Increased Costs, Etc...............................................35
  2.11.  Payments and Computations..........................................36
  2.12.  Taxes..............................................................37
  2.13.  Sharing of Payments, Etc...........................................39
  2.14.  Use of Proceeds....................................................40
  2.15.  Defaulting Lenders.................................................40

                                 ARTICLE III

                            CONDITIONS OF LENDING

  3.01.  Conditions Precedent to Initial Extension of Credit................42
  3.02.  Conditions Precedent to Each Borrowing and Issuance................49
  3.03.  Determinations Under Section 3.01..................................49

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

  4.01.  Representations and Warranties of the Borrower.....................50

Section                                                                   Page

                                  ARTICLE V

                          COVENANTS OF THE BORROWER

  5.01.  Affirmative Covenants..............................................56
  5.02.  Negative Covenants.................................................65
  5.03.  Reporting Requirements.............................................70
  5.04.  Financial Covenants................................................74

                                  ARTICLE VI

                              EVENTS OF DEFAULT

  6.01.  Events of Default..................................................76
  6.02.  Actions in Respect of the Letters of Credit upon Default...........79

                                 ARTICLE VII

                                  THE AGENTS

  7.01.  Authorization and Action...........................................80
  7.02.  Agents' Reliance, Etc..............................................80
  7.03.  NationsBridge, NationsCredit and Affiliates........................80
  7.04.  Lender Party Credit Decision.......................................81
  7.05.  Indemnification....................................................81
  7.06.  Successor Agents...................................................82

                                 ARTICLE VIII

                                MISCELLANEOUS

  8.01.  Amendments, Etc....................................................83
  8.02.  Notices, Etc.......................................................84
  8.03.  No Waiver; Remedies................................................84
  8.04.  Costs and Expenses.................................................84
  8.05.  Right of Set-off...................................................85
  8.06.  Binding Effect.....................................................86
  8.07.  Assignments and Participations.....................................86
  8.08.  Execution in Counterparts..........................................88
  8.09.  No Liability of the Issuing Bank...................................88
  8.10.  Confidentiality....................................................88
  8.11.  Jurisdiction, Etc..................................................89
  8.12.  Governing Law......................................................89
  8.13.  Waiver of Jury Trial...............................................90

SCHEDULES
Schedule I                 -    Commitments and Applicable Lending Offices
Schedule II                -    Owners
Schedule III               -    EBITDA Adjustments
Schedule 3.01(g)           -    Disclosed Litigation
Schedule 3.01(n)(x)        -    Mortgaged Property
Schedule 3.01(n)(x)(B)     -    Surveyed Property
Schedule 3.01(n)(xxiv)     -    Local Counsel Jurisdictions
Schedule 4.01(a)           -    Parent Ownership
Schedule 4.01(b)           -    Subsidiaries
Schedule 4.01(d)           -    Governmental Authorization
Schedule 4.01(m)           -    Plans and Multiemployer Plans
Schedule 4.01(u)           -    Environmental
Schedule 4.01(z)           -    Open Years
Schedule 4.01(ee)          -    Existing Debt
Schedule 4.01(ff)          -    Surviving Debt
Schedule 4.01(gg)          -    Real Property
Schedule 4.01(hh)          -    Leasehold Property
Schedule 4.01(ii)          -    Investments
Schedule 4.01(jj)          -    Intellectual Properties
Schedule 5.01(d)           -    Insurance
Schedule 5.01(o)(ii)       -    Texas Property
Schedule 5.02(a)           -    Existing Liens

EXHIBITS
Exhibit A-1                -    Form of Term A Note
Exhibit A-2                -    Form of Term B Note
Exhibit A-3                -    Form of Revolving Credit Note
Exhibit B                  -    Form of Notice of Borrowing
Exhibit C                  -    Form of Assignment and Acceptance
Exhibit D                  -    Form of Security Agreement
Exhibit E                  -    Form of Subsidiary Guaranty
Exhibit F                  -    Form of Parent Guaranty

Exhibit G                  -    Form of Solvency Certificate
Exhibit H                  -    Form of Opinion of Counsel to the Loan Parties
Exhibit I                  -    Form of Intellectual Property Security Agreement
Exhibit J                  -    Form of Intellectual Property Opinion
Exhibit K                  -    Borrowing Base Certificate

                                CREDIT AGREEMENT

            CREDIT AGREEMENT dated as of February 4, 1998 (this "Agreement") among APC HOLDING, INC., a Delaware corporation (the "Borrower") and a wholly owned subsidiary of AFA Holdings Co., a Delaware corporation (the "Parent"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), NATIONSCREDIT COMMERCIAL CORPORATION ("NationsCredit"), as collateral agent (in such capacity and together with any successor appointed pursuant to Article VII, the "Collateral Agent"), and as initial issuing bank (in such capacity, the "Initial Issuing Bank"), and NATIONSBRIDGE, L.L.C. ("NationsBridge"), as administrative agent (in such capacity and together with NationsCredit or any other successor appointed pursuant to Article VII, the "Administrative Agent") for the Lender Parties (as hereinafter defined).

            PRELIMINARY STATEMENTS:

            (1) Continental Acquisition Corp. ("CAC"), a wholly-owned subsidiary of the Borrower, as purchaser, has entered into an Asset Purchase Agreement dated as of January 14, 1998 (as amended, supplemented or otherwise modified from time to time in accordance with its terms and the provisions of the Loan Documents (as hereinafter defined), the "Purchase Agreement") with Contico International, Inc., as seller, a Missouri corporation (the "Seller"), pursuant to which CAC has agreed to purchase the Continental Sprayers International and Contour Cutting divisions and certain other assets (collectively, the "Acquired Business") from the Seller (the "Acquisition").

            (2) The Borrower has requested that the Lender Parties lend to the Borrower, and issue Letters of Credit (as hereinafter defined) for the account of the Borrower, in an aggregate principal amount of up to $165,000,000, to finance the Acquisition, refinance certain existing indebtedness of the Subsidiaries of the Borrower, pay related costs and expenses of the Borrower, and, from time to time, provide working capital for the Borrower and its Subsidiaries (as hereinafter defined). The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Acquisition" has the meaning specified in Preliminary Statement (1) to this Agreement.

            "Acquired Business" has the meaning specified in Preliminary Statement (1) to this Agreement.

            "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

            "Administrative Agent's Account" means the account of the Administrative Agent maintained at NationsBank at NationsBank's office at 100 North Tryon Street, Charlotte, North Carolina 28255, Account No. 13661-22506, Attention: Corporate Credit Services or such other account as shall be designated in writing by the Administrative Agent to the Borrower and the Lender Parties.

            "Advance" means a Term A Advance, a Term B Advance, a Revolving Credit Advance or a Letter of Credit Advance.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "Agents" means the Collateral Agent and the Administrative Agent.

            "Alternate Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by NationsBank in
            Charlotte, North Carolina, from time to time, as its prime rate; and

                  (b) 1/2 of 1% per annum above the Federal Funds Rate.

            "Alternate Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

            "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of an Alternate Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "Applicable Margin" means:

                  (a) with respect to any Term A Advance at any time prior to the Bridge Repayment Date, subject to clause (e) below, a percentage per annum equal to (i) for Eurodollar Rate Advances, 3.75% and (ii) for Alternate Base Rate Advances, 2.75%, plus, in each case, an additional 0.5% on and after each of (x) the date that falls four months after the Closing Date, (y) the date that falls six months after the Closing Date and (z) the last day of each three month period thereafter,

                  (b) with respect to any Term B Advance at any time, a
            percentage per annum as it may be in effect from time to time equal to (i) for Eurodollar Rate Advances, 5.5% and (ii) for Alternate Base Rate Advances, 4.5%, plus, in each case, an additional 0.5% on and after each of (x) the date that falls four months after the Closing Date, (y) the date that falls six months after the Closing Date and (z) the last day of each three month period thereafter,

                  (c) with respect to any Revolving Credit Advance at any time prior to the Bridge Repayment Date, a percentage per annum equal to
            (i) for Eurodollar Rate Advances, 3.0% and (ii) for Alternate Base Rate Advances, 2.0%,

                  (d) with respect to (i) any Term A Advance or (ii) any
            Revolving Credit Advance, in each case at any time on or after the High Yield Date, a percentage per annum as it may be in effect from time to time determined by reference to the Leverage Ratio, as set forth below:

================================================================================
        LEVERAGE RATIO            EURODOLLAR RATE           ALTERNATE BASE
                                      ADVANCES               RATE ADVANCES
--------------------------------------------------------------------------------
Level I                          Term A    Revolving      Term A    Revolving
                                             Credit                   Credit
                             ---------------------------------------------------
less than 4.5:1.0                2.00%       1.75%          1.00%      0.75%
--------------------------------------------------------------------------------
Level II
                                 2.25%       2.00%          1.25%      1.00%
4.5:1.0 or greater,
but less than 5.0:1.0
--------------------------------------------------------------------------------
Level III

5.0:1.0 or greater               2.50%       2.25%          1.50%      1.25%
================================================================================

      In the case of clauses (d) above, the Applicable Margin for each Advance shall be determined by reference to the Leverage Ratio in effect from time to time; provided, however, that (A) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the chief financial officer of the Borrower demonstrating such Leverage Ratio and (B) the Applicable Margin for clause (d) above shall be at Level III for so long as the Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

            "Appropriate Lender" means, at any time, with respect to (a) any of the Term A Facility, the Term B Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time and (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender.

            "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by any Loan Party or any of its Subsidiaries of any asset, but excluding dispositions of inventory in the ordinary course of business; provided that a disposition of assets not excluded by the foregoing during any Fiscal Year shall constitute an Asset Sale only to the extent that the aggregate Net Cash Proceeds from such disposition, when combined with all other such dispositions previously made during such Fiscal Year, exceeds $250,000.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

            "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

            "Bank Hedge Agreement" means any Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

            "Borrower" has the meaning specified in the recital of parties to this Agreement.

            "Borrower's Account" means the account of the Borrower maintained by the Borrower with NationsBank at its office at 100 North Tryon Street, Charlotte, North Carolina 28255, Account No. 375- 100-8837.

            "Borrowing" means a Term A Borrowing, a Term B Borrowing or a Revolving Credit Borrowing.

            "Borrowing Base" means, on any date, a dollar amount equal to the sum of 85% of Eligible Receivables and 60% of Eligible Inventory, each determined as of such date.

            "Borrowing Base Certificate" means a certificate, duly executed by the chief financial officer or treasurer of the Borrower, appropriately completed and substantially in the form of Exhibit K hereto.

            "Borrowing Base Subsidiaries" means AFA Products, Inc., a Delaware corporation and Continental Acquisition Corp., a Delaware corporation, and their respective successors.

            "Bridge Advances" means, at any time, (a) all of the Term A Advances outstanding at such time in excess of $20,000,000 and (b) all of the Term B Advances outstanding at such time .

            "Bridge Repayment Date" means the date on which (i) all the Term B Advances are repaid in full pursuant to Section 2.06 and the Term B Commitments are terminated pursuant to Section 2.05 and (ii) an amount of Term A Advances is repaid pursuant to Section 2.06 such that the remaining aggregate outstanding amount of Term A Advances is equal to or less than $20,000,000 and the Term A Commitments are reduced to $20,000,000 or less pursuant to Section 2.05.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in Charlotte, North Carolina and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "CAC" has the meaning specified in Preliminary Statement (1) to this Agreement.

            "Capital Contribution Agreement" has the meaning specified in
      Section 3.01(n)(xxi).

            "Capital Escrow Agreement" has the meaning specified in Section 3.01(n)(xxi).

            "Capital Expenditures" means, for any Person for any period, the sum of (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year minus (b) any such expenditures made for the replacement or restoration of assets to the extent financed by condemnation awards or proceeds of insurance received with respect to the loss or taking of or damage to the asset or assets being replaced or restored, plus (c) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

            "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

            "Cash Collateral Account" has the meaning specified in the Security Agreement.

            "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 90 days from the date of issuance thereof:
      (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has a combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

            "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

            "Closing Date" means the first date on which the conditions precedent set forth in Article III shall have been satisfied.

            "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

            "Collateral Agent" has the meaning specified in the recital of parties hereto.

            "Collateral Documents" means the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreement, the Mortgages and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

            "Commitment" means a Term A Commitment, Term B Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

            "Confidential Information" means information that the Borrower furnishes to any Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender Party from a source other than the Borrower that is not, to the best of such Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with the Borrower.

            "Consent Letter" has the meaning specified in Section 5.01(t).

            "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

            "Consolidated Free Cash Flow" means, for any period, EBITDA for such period minus the sum of the following amounts:

                  (i) all cash payments of income taxes by the Loan Parties and their Subsidiaries during such period solely to the extent such taxes are directly attributable to the operations of the Borrower and its Subsidiaries;

                  (ii) Consolidated Capital Expenditures for such period, to the extent that such Consolidated Capital Expenditures are permitted by
            Section 5.02(p) and are not financed during such period (and will not be financed in any future period) with the proceeds of Debt of the Borrower or any of its Subsidiaries permitted by Sections 5.02(b)(iii)(B) or (C); and

                  (iii) any Net Cash Proceeds in respect of Asset Sales to the extent a prepayment was made in respect thereof pursuant to Section 2.06(b)(ii).

            "Constitutive Documents" means, with respect to any Person, the certificate of incorporation or registration (including, if applicable, certificate of change of name), articles of incorporation or association, memorandum of association, charter, bylaws, partnership agreement, trust agreement, joint venture agreement, limited liability company operating or members agreement, joint venture agreement or one or more similar agreements, instruments or documents constituting the organization or formation of such Person.

            "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to
      Section 2.09 or 2.10.

            "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

            "Current Liabilities" of any Person means (a) all Debt of such Person except Funded Debt that by its terms is payable on demand or matures within one year after the date of determination that in accordance with GAAP would be classified as current liabilities of such Person (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date) and (b) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

            "Debt" of any Person means (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of such Person's business), (c) all

      Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses
      (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

            "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (b) the Administrative Agent pursuant to Section 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (c) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (d) the Administrative Agent or the Issuing Bank pursuant to Section 7.05 to reimburse the Administrative Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to
      Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted

      Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

            "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

            "Disclosed Litigation" has the meaning specified in Section 3.01(g).

            "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

            "EBITDA" means, for any period, the sum, determined on a Consolidated basis, without duplication, of (a) Net Income, (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, and (f) for any period ending on or prior to the one year anniversary of the Closing Date, the aggregate amount of one-time, non-recurring costs, expenses and fees, whether cash or non-cash, amortized or expensed (to the extent deducted in arriving at Net Income and to the extent not otherwise included in clauses (b) through (e) above) set forth on Schedule III hereto, in each case of the Borrower and its Subsidiaries, determined in accordance with GAAP for such period, provided, however, that there shall be excluded from each of the items referred to in clauses (b) through (f) above (to the extent otherwise included in the calculation of Net Income) such expenses, costs and fees that would otherwise be included therein of any Consolidated Subsidiary of such Person to the extent that the income of such Consolidated Subsidiary is excluded from Net Income pursuant to the proviso to the definition of "Net Income."

            "Eligible Assignee" means (a) with respect to any Facility (other than the Letter of Credit Facility), (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the OECD; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; and (viii) any other Person approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed, and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause
      (iii) or (v) of clause (a) of this definition and is approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

            "Eligible Inventory" means, at any date of determination thereof, the aggregate value (determined at the lower of cost or market on a basis consistent with GAAP at such date of all Inventory owned by the Borrowing Base Subsidiaries and located in any jurisdiction in the United States of America or Costa Rica as to which appropriate UCC financing statements have been filed naming any such Borrowing Base Subsidiary as "debtor" and the Collateral Agent as "secured party" or, in the case of Inventory located in Costa Rica, as to which other appropriate measures have been taken to perfect the security interest of the Collateral Agent in such Inventory (including the delivery of a legal opinion to the Collateral Agent with respect to such security interest), all in form and substance satisfactory to the Collateral Agent, all net of any amounts payable by such Borrowing Base Subsidiaries in respect of commissions, processing fees or other charges, excluding, however, without duplication (i) any such Inventory which has been shipped to a customer, even if on a consignment or "sale or return" basis and whether or not such Inventory has been subsequently returned by such customer; (ii) any Inventory subject to a Lien (other than Liens created pursuant to the Security Agreement), including a landlord's or warehouseman's Lien; (iii) any Inventory against which the applicable Borrowing Base Subsidiary has taken a reserve; (iv) any Inventory not subject to a valid and perfected first-priority Lien in favor of the Collateral Agent under the Security Agreement, subject to no prior or equal Lien; (v) any Inventory not produced in compliance with the applicable requirements of the Fair Labor Standards Act; and (vi) any supply, scrap or obsolete Inventory and any Inventory that is not reasonably marketable; provided that no Inventory located in Costa Rica on such date of determination that would otherwise constitute Eligible Inventory shall constitute Eligible Inventory to the extent that the sum of such Inventory plus the aggregate amount of all Eligible Inventory located in Costa Rica on such date of determination exceeds $600,000.

            "Eligible Receivables" means, at any date of determination thereof, the aggregate amount of all Receivables at such date due to any Borrowing Base Subsidiary other than the following (determined without duplication);

                  (a) (i) any Receivable due from an account debtor that is not both domiciled in the United States of America or Canada and (if not a natural person) organized under the laws of the United States of America or Canada or any political subdivision thereof; provided that if such account debtor is either domiciled or organized under the laws of Canada or any subdivision thereof (a "Canadian Account Debtor"), such Receivable shall not be an Eligible Receivable (A) to the extent that the sum of such Receivable plus the aggregate amount of all Eligible Receivables owing from Canadian Account Debtors exceeds $1,000,000 or (B) if the Collateral Agent does not have a perfected security interest in such Receivable under all applicable laws of Canada and any subdivision thereof and (ii) any Receivable that is not denominated and payable in U.S. dollars;

                  (b) any Receivable that does not comply with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any governmental or judicial authority (including any Receivable due from an account debtor located in the States of Indiana, New Jersey or Minnesota, unless such Borrowing Base Subsidiary (at the time the Receivable was created and at all times thereafter) (i) has filed and has maintained effective a current notice of business activities report with the appropriate office or agency of the State of Indiana, New Jersey or Minnesota, as applicable or (ii) was and has continued to be exempt from filing such report and has provided the Collateral Agent with satisfactory evidence thereof;

                  (c) any Receivable in respect of which there is any unresolved dispute with the account debtor, but only to the extent of such dispute;

                  (d) any Receivable payable more than 30 days after the date of the issuance of the original invoice therefor;

                  (e) any Receivable that remains unpaid for more than 60 days from the original due date specified at the time of the original issuance of the invoice therefor;

                  (f) any unbilled Receivable and any Receivable in respect of goods not yet shipped;

                  (g) any Receivable arising outside the ordinary course of
            business of the Borrower;

                  (h) any Receivable in respect of which there has been
            established a contra account, or which is due from an account debtor to whom such Borrowing Base Subsidiary owes a trade payable, but only to the extent of such account or trade payable;

                  (i) any Receivable that is not subject to a first priority perfected Lien under the Security Agreement and any Receivable evidenced by an "instrument" (as defined in the Uniform Commercial
            Code) not in the possession of the Collateral Agent;

                  (j) any Receivable due from an account debtor (I) as to which on such date Receivables representing more than 50% of aggregate amount of all Receivables of such account debtor have remained unpaid for more than 60 days from the original due date specified at the time of the original issuance of the invoice therefor, (II) in respect of which a credit loss has been recognized or reserved by any Borrowing Base Subsidiary or any of its Subsidiaries, (III) in respect of which the Collateral Agent shall have notified the Borrower that such account debtor does not have a satisfactory credit standing as determined in good faith by the Agent, (IV) that is a Subsidiary or Affiliate of any Borrowing Base Subsidiary, (V) that is the United States of America or any department, agency or instrumentality thereof, unless such Borrowing Base Subsidiary has complied in all respects with the Federal Assignment of Claims Act of 1940, or (VI) that is the subject of a case or proceeding of the type described in Section 6.01(f);

                  (k) any Receivable due from an account debtor that such
            Borrowing Base Subsidiary has not instructed such account debtor in the invoice therefor to make payments in respect of such Receivable to a Pledged Account (as defined in the Security Agreement) or from any account debtor that makes payments in a form that cannot be accepted in the Pledged Account; and

                  (l) any Receivables due from an account debtor at any time, to the extent that the aggregate outstanding amount of Receivables due from such account debtor and its affiliates at such time exceeds 25%, in the case of any account debtor other than Monsanto-Solaris Group, and 35%, in the case of Monsanto-Solaris Group, of the aggregate amount of all Receivables due to the Borrowing Base Subsidiaries at such time, but only to the extent of such excess.

            "Employment Contracts" means each employment agreement and other compensation arrangements with each officer of any Loan Party or any of its Subsidiaries, including, without limitation, all employee stock option plans of any such Loan Party or such Subsidiary.

            "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (taking into account subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
      (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;
      (b) the application for a minimum funding waiver with respect to a Plan;
      (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in
      Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
      (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

            "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the

      Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

            "Eurodollar Rate" means, for any Interest Period beginning (i) prior to the Bridge Repayment Date with respect to Term A Advances or Term B Advances, for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to NationsBridge's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if NationsBridge shall not have such a Eurodollar Rate Advance, $1,000,000) and for a period equal to such Interest Period (provided that if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period and (ii) on and after the Bridge Repayment Date with respect to Term A Advances or Term B Advances, and at any date with respect to Revolving Credit Advances, in each case which are Eurodollar Rate Advances, for any day in any Interest Period, the one month LIBO (London Interbank Offered
      Rate) Rate published in The Wall Street Journal (the "Reported Rate") on the first date of publication of The Wall Street Journal of the applicable Interest Period. If The Wall Street Journal (i) publishes more than one Reported Rate on any date of publication, the higher or highest of such rates shall apply, or (ii) publishes a retraction or correction of any Reported Rate, the corrected rate reported in such retraction or correction shall apply. If the Reported Rate is no longer published at least monthly, in the sole and absolute discretion of the Administrative Agent, either (x) the Eurodollar Rate shall be deemed to be such other London Interbank Offered Rate published in The Wall Street Journal and reasonably satisfactory to the Administrative Agent, or (y) the Eurodollar Rate shall be deemed to be the Alternative Base Rate.

            "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

            "Eurodollar Rate Reserve Percentage" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 6.01.

            "Excess Cash Flow" means, for any period, an amount equal to (i) Consolidated Free Cash Flow plus (or minus), without duplication, (ii) any net extraordinary cash gains (or extraordinary cash losses) for such period of the Borrower and its Subsidiaries (except for such gains or losses in respect of Asset Sales) plus (or minus) (iii) any decrease (or increase) in the average of the Net Working Investment at the end of each fiscal month ended during such period, when compared with the average of the Net Working Investment at the end of each fiscal month ended during the corresponding period in the prior Fiscal Year, plus (iv) any interest income of the Borrower and its Subsidiaries for such period, minus (v) the sum for such period of (x) Total Debt Service (exclusive of amortization of debt discount or premium) for such period, (y) all optional prepayments of the Advances pursuant to Section 2.06 during such period and (z) all Permitted Payments made during such period.

            "Existing Debt" has the meaning specified in Section 4.01(ee) hereof.

            "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and indemnity payments; provided, however, that an Extraordinary Receipt shall not include (a) cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within 12 months after the occurrence of such damage or loss and (b) any reimbursement by the Seller of any fees payable by the Borrower in connection with the Facilities.

            "Facility" means the Term A Facility, the Term B Facility, the Revolving Credit Facility or the Letter of Credit Facility.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Fee Letter" means that certain fee letter dated February 2, 1998, from NationsBridge, NationsCredit and NationsBank to the Borrower, as amended, supplemented or otherwise modified from time to time.

            "Fifth Amendment" means the Fifth Amendment dated as of January 30, 1998 to the Secured Credit Agreement dated as of December 22, 1993 among Contico International Inc., the banks listed on the signature pages thereof and Mercantile Bank National Association (formerly known as Mercantile Bank of St. Louis, National Association) and NationsBank, N.A. (successor by merger to the Boatmen's National Bank of St. Louis) as agents for such banks and Fleet National Bank (formerly known as Fleet Bank of Massachusetts, N.A.), as co-agent for such banks.

            "First Warrant Agreement" has the meaning specified in Section 3.01(n)(xix).

            "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

            "Fixture" has the meaning specified in any Mortgage.

            "Funded Debt" of any Person means Debt in respect of the Advances, in the case of the Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

            "GAAP" has the meaning specified in Section 1.03.

            "Guaranties" means the Parent Guaranty and the Subsidiary Guaranty.

            "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
      (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

            "Hedge Bank" means any Lender Party or any of its Affiliates in its capacity as a party to a Bank Hedge Agreement.

            "High Yield Date" means the date on which (i) all the Term B Advances are repaid in full pursuant to Section 2.06 and the Term B Commitments are terminated pursuant to Section 2.05 and (ii) an amount of Term A Advances is repaid pursuant to Section 2.06 such that the remaining aggregate outstanding amount of Term A Advances is equal to or less than $20,000,000 and the Term A Commitments are reduced to $20,000,000 or less pursuant to Section 2.05, provided, in each case, that such repayment is made from the Net Cash Proceeds of Refinancing Securities consisting of senior subordinated notes issued pursuant to a Rule 144A offering in an aggregate amount equal to or exceeding $115,000,000.

            "Indemnified Party" has the meaning specified in Section 8.04(b).

            "Information Memorandum" means information supplied by the Borrower to prospective Lenders, including, without limitation, the Borrower's financial statements dated December 31, 1997 and the forecasts for each year thereafter until the applicable Termination Date.

            "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

            "Initial Issuing Bank" has the meaning specified in the recital of parties to this Agreement.

            "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

            "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "Intellectual Property Security Agreement" has the meaning specified in Section 3.01(n)(xx).

            "Intercreditor Agreement" has the meaning specified in Section 5.01(t).

            "Interest Expense" means, with respect to the Borrower for any period, the aggregate interest charges incurred by the Borrower and its Subsidiaries for such period, whether expensed or capitalized, including, without limitation, the portion of any obligation under Capitalized Leases allocable to interest expense in accordance with GAAP and the portion of any debt discount or premium that shall be amortized in such period.

            "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Alternate Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (i) for any Interest Period commencing prior to the Bridge Repayment Date, with respect to Term A Advances and Term B Advances, one, two or three months (or such other period as each Lender and the Borrower may agree), as the Borrower may, upon notice received by the Administrative Agent not later than 10:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the first day of such Interest Period, select or (ii) for any Interest Period commencing on or after the Bridge Repayment Date, with respect to Term A Advances and Term B Advances, and at any date with respect to Revolving Credit Advances, one month; provided, however, with respect to Term A Advances and Term B Advances, that:

                  (a) the Borrower may not select any Interest Period with
            respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Alternate Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                  (b) Interest Periods commencing on the same date for
            Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                  (c) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Inventory" has the meaning specified in the Security Agreement.

            "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

            "Issuing Bank" means the Initial Issuing Bank and each Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07.

            "L/C Cash Collateral Account" has the meaning specified in the Security Agreement.

            "L/C Related Documents" has the meaning specified in Section 2.04(c)(ii)(A).

            "Leasehold Property" has the meaning specified in Section 4.01(hh).

            "Lender Party" means any Lender or the Issuing Bank.

            "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07.

            "Letter of Credit" has the meaning specified in Section 2.01(d).

            "Letter of Credit Advance" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

            "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

            "Letter of Credit Commitment" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on
      Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignments and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Leverage Ratio" means, as of any date of determination, the ratio of Funded Debt (excluding, until the documents required to be delivered pursuant to Section 5.01(t) shall have been delivered or the refinancing contemplated therein shall have occurred, Funded Debt of Afa Polytek B.V. incurred under the Polytek Agreement, to the extent the amount of such Funded Debt does not exceed $10,000,000) as at the end of the most recently ended fiscal quarter to Consolidated EBITDA for the most recently completed four fiscal quarters of the Borrower and its Subsidiaries, in each case as reflected in the financial statements most recently delivered pursuant to Section 5.03(b) or (c) and the certificate of the chief financial officer of the Borrower demonstrating such ratio; provided, however, that for each fiscal quarter of the Borrower ending on or prior to December 31, 1998, Consolidated EBITDA for the four fiscal quarters then ended shall be the actual Consolidated EBITDA for the period since the Closing Date multiplied by a fraction the numerator of which is 12 and the denominator of which is the number of months that have elapsed since the Closing Date.

            "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof and for all other purposes other than for purposes of any Guaranty or the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Subsidiary Guaranty, (iv) the Collateral Documents, (v) each Letter of Credit Agreement, (vi) the Parent Guaranty and (vii) the Fee Letter, and
      (b) for purposes of any Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Subsidiary Guaranty, (iv) the Collateral Documents, (v) each Letter of Credit Agreement, (vi) the Parent Guaranty, (vii) the Fee Letter and (ix) each Bank Hedge Agreement, in each case as amended, supplemented or otherwise modified from time to time.

            "Loan Parties" means the Borrower, the Parent and each Subsidiary Guarantor.

            "Management Agreement" has the meaning specified in Section 5.02(t).

            "Margin Stock" has the meaning specified in Regulation U.

            "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole or the Acquired Business.

            "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole or the Acquired Business, (b) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or Related Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document or Related Document to which it is or is to be a party.

            "Mortgages" has the meaning specified in Section 3.01(n)(x).

            "Mortgage Policies" has the meaning specified in Section 3.01(n)(x)(A).

            "Mortgaged Property" has the meaning specified in Section
      3.01(n)(x).

            "Multiemployer Plan" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could reasonably be expected to have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "NationsBank" means NationsBank, N.A.

            "NationsBridge" has the meaning specified in the recital of parties to this Agreement.

            "NationsCredit" has the meaning specified in the recital of parties to this Agreement.

            "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Debt or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

            "Net Income" of any Person shall mean, for any period, the net income (or loss) of such Person and its Subsidiaries on a Consolidated basis for such period taken as a single accounting period; provided that there shall be excluded the income of any Consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or distributions of any kind to such Person by such Consolidated Subsidiary of such income at such time is encumbered or charged, or is not permitted, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, or by any agency or instrumentality of any government or subdivision thereof.

            "Net Working Investment" means, at any date, (i) the Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries minus (ii) the sum of (x) Consolidated Current Liabilities (excluding Debt) of the Borrower and its Subsidiaries plus (y) the Current Liabilities of any Person (other than the Borrower and any of its Subsidiaries) which are guaranteed by the Borrower or any such Subsidiary, all determined as of such date.

            "NMS" means NationsBanc Montgomery Securities LLC, a Delaware limited liability company.

            "Note" means a Term A Note, a Term B Note or a Revolving Credit
      Note.

            "Notice of Borrowing" has the meaning specified in Section 2.02(a).

            "Notice of Issuance" has the meaning specified in Section 2.03(a).

            "Notice of Renewal" has the meaning specified in Section 2.01(d).

            "Notice of Termination" has the meaning specified in Section
      2.01(d).

            "NPL" means the National Priorities List under CERCLA.

            "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

            "OECD" means the Organization for Economic Cooperation and Development.

            "Open Year" has the meaning specified in Section 4.01(z).

            "Other Taxes" has the meaning specified in Section 2.12(b).

            "Owners" means the Persons listed on Schedule II attached hereto.

            "Parent" has the meaning specified in the recital of parties to this Agreement.

            "Parent Guaranty" has the meaning set forth in Section 3.01(n)(ix).

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "Permitted Encumbrances" has the meaning specified in the Mortgages.

            "Permitted Payments" means dividends or distributions made by the Borrower to the Parent solely when and to the extent necessary to permit the Parent to pay taxes on behalf of the Borrower and its Subsidiaries pursuant to and in accordance with the Tax Agreement, if any, and only to the extent that the aggregate amount thereof shall not exceed the amount that the Borrower would otherwise have been required to pay if it were paying taxes directly to the relevant tax authorities.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Pledge Agreement" has the meaning specified in Section 5.01(t)(C).

            "Pledged Account" has the meaning specified in the Security
      Agreement.

            "Pledged Account Bank" has the meaning specified in the Security Agreement.

            "Pledged Account Letter" has the meaning specified in the Security Agreement.

            "Pledged Debt" has the meaning specified in the Security Agreement.

            "Pledged Shares" has the meaning specified in the Security
      Agreement.

            "Polytek Agreement" means the Credit Agreement between Afa Polytek B.V. and ABN Amro Bank N.V., a copy of which was furnished to the Lender Parties prior to the Closing Date, and all other documents delivered in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with their respective terms, to the extent permitted in accordance with the Loan Documents.

            "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

            "Pro Rata Share" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

            "Purchase Agreement" has the meaning specified in Preliminary Statement (1) to this Agreement.

            "Receivables" has the meaning specified in the Security Agreement.

            "Redeemable" means, with respect to any capital stock or other ownership or profit interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

            "Refinancing" means the public offering or private placement and sale by the Borrower of the Refinancing Securities contemplated by Section 5.01(q) or otherwise in order to repay the Bridge Advances.

            "Refinancing Agreement" means the indenture or other agreement pursuant to which the Refinancing Securities are issued, together with all documents delivered in connection therewith, in each case as amended, supplemented or otherwise modified from time to time, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms, to the extent permitted in accordance with the Loan Documents.

            "Refinancing Securities" means the debt or equity securities of the Borrower proposed to be sold in order to consummate the Refinancing.

            "Register" has the meaning specified in Section 8.07(d).

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Related Documents" means (i) the Purchase Agreement (and all schedules and exhibits thereto), any Management Agreement, any Tax Agreement, the Polytek Agreement, the Capital Contribution Agreement, the Supply Agreement, the First Warrant Agreement, the Second Warrant Agreement, the Waldock Warrant Agreement, the Subordinated Notes, the Capital Escrow Agreement and the Warrant Escrow Agreement (ii) upon the execution and delivery thereof pursuant to Section 5.01(o), the Refinancing Agreement and the Refinancing Securities and (iii) upon the execution and delivery thereof pursuant to Section 5.01(t), the Consent Letter and the Intercreditor Agreement.

            "Required Lenders" means, at any time, Lenders owed or holding more than 50% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under the Term A Facility at such time, (d) the aggregate unused Commitments under the Term B Facility at such time and (e) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the aggregate unused Term A Commitment of such Lender at such time, (D) the aggregate unused Term B Commitment of such Lender at such time and (E) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

            "Requirements of Law" means, with respect to any Person, all laws, constitutions, statutes, treaties, ordinances, rules and regulations, all orders, writs, decrees, injunctions, judgments, determinations or awards of an arbitrator, a court or any other governmental authority, and all governmental authorizations, binding upon or applicable to such Person or to any of its properties, assets or businesses.

            "Responsible Officer" means, with respect to the Borrower, any senior officer thereof and, with respect to any other Loan Party, the President thereof.

            "Revolving Credit Advance" has the meaning specified in Section 2.01(c).

            "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

            "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

            "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment.

            "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender, as amended, supplemented or otherwise modified from time to time.

            "Second Warrant Agreement" has the meaning specified in Section 3.01(k).

            "Secured Obligations" has the meaning specified in the Security Agreement.

            "Secured Parties" means the Administrative Agent, the Collateral Agent, the Hedge Banks and the Lender Parties.

            "Security Agreement" has the meaning specified in Section 3.01(n)(vii).

            "Seller" has the meaning specified in Preliminary Statement (1) to this Agreement.

            "Single Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could reasonably be expected to have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Subordinated Debt" means any debt of the Borrower that is subordinated to the Obligations of the Borrower under the Loan Documents and that otherwise contains terms and conditions satisfactory to the Required lenders.

            "Subordinated Notes" means the subordinated promissory notes dated February 4, 1998 made by the Parent to Afa International Limited in the principal amount of $1,000,000 and to Waldock Limited in the principal amount of $2,000,000, as such notes may be amended, supplemented or otherwise modified from time to time in accordance with their terms, to the extent permitted in accordance with the Loan Documents.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "Subsidiary Guarantors" means all existing and hereafter acquired direct or indirect domestic Subsidiaries of the Borrower.

            "Subsidiary Guaranty" has the meaning set forth in Section 3.01(n)(viii).

            "Supply Agreement" means the Supply Agreement dated as of February 4, 1998, between Continental Sprayers International, Inc. and the Seller, as amended, supplemented or otherwise modified from time to time in accordance with its terms, to the extent permitted in accordance with the Loan Documents.

            "Surveyed Property" has the meaning specified in Section 3.01(n)(x)(B).

            "Surviving Debt" has the meaning specified in Section 3.01(e).

            "Tax Agreement" has the meaning specified in Section 5.03(s).

            "Tax Certificate" has the meaning specified in Section 5.03(o).

            "Taxes" has the meaning specified in Section 2.12(a).

            "Term A Advance" has the meaning specified in Section 2.01(a).

            "Term A Borrowing" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

            "Term A Commitment" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
      Section 8.07(d) as such Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Term A Facility" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

            "Term A Lender" means any Lender that has a Term A Commitment.

            "Term A Note" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advances made by such Lender, as amended, supplemented or otherwise modified from time to time.

            "Term B Advance" has the meaning specified in Section 2.01(b).

            "Term B Borrowing" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

            "Term B Commitment" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
      Section 8.07(d) as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Term B Facility" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

            "Term B Lender" means any Lender that has a Term B Commitment.

            "Term B Note" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advances made by such Lender, as amended, supplemented or otherwise modified from time to time.

            "Termination Date" means the earlier of (a) the date of termination in whole of the Term A Commitments, the Term B Commitments, the Revolving Credit Commitments and the Letter of Credit Commitments pursuant to
      Section 2.05 or 6.01 and (b) (i) for purposes of the Revolving Credit Facility and the Letter of Credit Facility, February 4, 2003, (ii) for purposes of the Term A Facility, December 31, 2003 or, if the High Yield Date shall have occurred, February 4, 2003 and (iii) for purposes of the Term B Facility and for all other purposes, February 4, 2005.

            "Total Debt Service" means, for any period, the sum of (a) Interest Expense for such period and (b) the aggregate amount of mandatory principal payments scheduled to be paid by the Borrower pursuant to
      Section 2.04 during such period and all other scheduled principal payments on all other Debt, including the portion of any payments under Capitalized Leases that is allocable to principal, paid by the Borrower during such period.

            "Type" refers to the distinction between Advances bearing interest at the Alternate Base Rate and Advances bearing interest at the Eurodollar Rate.

            "Unused Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time.

            "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "Waldock Warrant Agreement" has the meaning specified in Section 3.01(k).

            "Warrant Escrow Agreement" has the meaning specified in Section 3.01(n)(xix).

            "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could reasonably be expected to have liability.

            "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            "WTI, Inc." means WTI, Inc., a Delaware corporation.

            SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

            SECTION 2.01. The Advances and the Letters of Credit. (a) The Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term A Advance") to the Borrower on the Closing Date in an amount not to exceed such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

            (b) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term B Advance") to the Borrower on the Closing Date in an amount not to exceed such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

            (c) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the applicable Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $100,000 or an integral multiple of $100,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.06 and reborrow under this Section 2.01(c).

            (d) Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue standby letters of credit (the "Letters of Credit") for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 60 days before the applicable Termination Date (i) in an aggregate Available Amount for all Letters of Credit issued by the Issuing Bank not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed the lesser of (x) the Letter of Credit Facility at such time and (y) the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the applicable Termination Date and one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless the Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Letter of Credit (a "Notice of Termination"); provided that the terms of each Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank to give the beneficiary named in such Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Letter of Credit prior to the date such Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Letter of Credit in any event to be extended to a date later than 60 days before the applicable Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(d), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this
Section 2.01(d).

            SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (Charlotte, North Carolina time) on, at any time prior to the Bridge Repayment Date, the third Business Day prior to the date of the proposed Borrowing and thereafter on the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Alternate Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial

Interest Period for each such Advance. Each Appropriate Lender shall, before 1:00 P.M. (Charlotte, North Carolina time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Revolving Credit Lenders for repayment of such Letter of Credit Advances.

            (b) Unless and until the Bridge Repayment Date shall have occurred, anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances under the Term A Facility and the Term B Facility for the initial Borrowing hereunder or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or Section 2.10 and (ii) the Term B Advances may not be outstanding as part of more than one separate Borrowing, respectively, and each of the Term A Advances and the Revolving Credit Advances may not be outstanding as part of more than five separate Borrowings, respectively.

            (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

            (d) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

            (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

            SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (Charlotte, North Carolina time) on the second Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letters of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance from Lenders holding more than 50% of the Revolving Credit Commitments, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in
Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

            (b) Letter of Credit Reports. The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

            (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be an Alternate Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank provided notice of such demand is given not later than 10:00 A.M. (Charlotte, North Carolina time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Revolving Credit Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

            (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

            SECTION 2.04. Repayment of Advances . (a) Term A Advances and Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders and the Term B Lenders, as the case may be, the aggregate outstanding principal amount of the Term A Advances and the Term B Advances, respectively, (i) prior to the High Yield Date, on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in
Section 2.06):

                                 Amount for Term A       Amount for Term B
Date                                 Advances                Advances
----                                 --------                --------
June 30, 1998                        $500,000                $125,000
September 30, 1998                   $500,000                $125,000
December 31, 1998                    $500,000                $125,000
March 31, 1999                       $500,000                $125,000
June 30, 1999                      $1,250,000                $125,000
September 30, 1999                 $1,250,000                $125,000
December 31, 1999                  $1,250,000                $125,000
March 31, 2000                     $1,250,000                $125,000
June 30, 2000                      $2,000,000                $125,000
September 30, 2000                 $2,000,000                $125,000
December 31, 2000                  $2,000,000                $125,000
March 31, 2001                     $2,000,000                $125,000
June 30, 2001                      $3,750,000                $125,000
September 30, 2001                 $3,750,000                $125,000
December 31, 2001                  $3,750,000                $125,000
March 31, 2002                     $3,750,000                $125,000
June 30, 2002                      $3,750,000                $125,000
September 30, 2002                 $3,750,000                $125,000
December 31, 2002                  $3,750,000                $125,000
March 31, 2003                     $3,750,000                $125,000
June 30, 2003                      $8,250,000                $125,000
September 30, 2003                 $8,250,000                $125,000
December 31, 2003                  $8,500,000                $125,000
March 31, 2004                                               $125,000
June 30, 2004                                                $125,000
September 30, 2004                                           $125,000

                                  Amount for Term A       Amount for Term B
Date                                  Advances                Advances
----                                  --------                --------
December 31, 2004                                            $125,000
February 4, 2005                                          $61,625,000

and (ii) on and after the High Yield Date, on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

June 30, 1998                        $500,000
September 30, 1998                   $500,000
December 31, 1998                    $500,000
March 31, 1999                       $500,000
June 30, 1999                        $750,000
September 30, 1999                   $750,000
December 31, 1999                    $750,000
March 31, 2000                       $750,000
June 30, 2000                      $1,000,000
September 30, 2000                 $1,000,000
December 31, 2000                  $1,000,000
March 31, 2001                     $1,000,000
June 30, 2001                      $1,250,000
September 30, 2001                 $1,250,000
December 31, 2001                  $1,250,000
March 31, 2002                     $1,250,000
June 30, 2002                      $1,500,000
September 30, 2002                 $1,500,000
December 31, 2002                  $1,500,000
February 4, 2003                   $1,500,000

provided, however, that in the case of each of clauses (i) and (ii) above, the final principal installments shall be repaid on the applicable Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term A Advances or the Term B Advances, as the case may be, outstanding on such date.

            (b) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the applicable Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding.

            (c) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the applicable Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

            (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof):

            (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

            (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

            (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

            (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

            (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

            (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

            SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Term A Commitments, the Term B Commitments and the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

            (b) Mandatory. (i) On the date of the Term A Borrowing, after giving effect to such Term A Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term A Advances, the aggregate Term A Commitments of the Term A Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term A Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term A Advances then outstanding.

            (ii) On the date of the Term B Borrowing, after giving effect to such Term B Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term B Advances then outstanding.

            (iii) The Commitments of the Revolving Credit Lenders shall be terminated in whole on the applicable Termination Date.

            (iv) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

            SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with (i) accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance the Borrower shall also pay any amounts owing pursuant to Section 8.04(c). Each such prepayment (other than prepayments of the Revolving Credit Facility) shall be applied ratably first to the Term B Facility and to the installments thereof in inverse order of maturity and second to the Term A Facility and to the installments thereof in inverse order of maturity.

            (b) Mandatory. (i) (A) The Borrower shall, on the 45th day following the end of each fiscal quarter of the Borrower ending prior to the High Yield Date, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to seventy-five per cent (75%) of the amount of Excess Cash Flow for such fiscal quarter and (B) the Borrower shall, on the 90th day following the end of each Fiscal Year ending on or after the High Yield Date, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to fifty percent (50%) of the amount of Excess Cash Flow for such Fiscal Year, provided, however, that in no event shall the Borrower be required, under this clause (B), to prepay the Term A Advances to the extent that after giving effect to such prepayment, the amount of the Term A Advances then outstanding shall be less than $10,000,000. Each such prepayment shall be applied ratably first to the Term B Facility and to the installments thereof in inverse order of maturity, second to the Term A Facility and to the installments thereof in inverse order of maturity and third to the Revolving Credit Facility as set forth in clause (v) below.

            (ii) The Borrower shall, on the date of receipt of the Net Cash Proceeds by any Loan Party or any of its Subsidiaries (or, in the case of clause
(A) below, such later date as may be specified in Section 5.02(e), and in the case of clause (D) below, such later date as may be specified in the Capital Escrow Agreement) from (A) the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i), (ii), (iv) or
(v) of Section 5.02(e)), (B) the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt, including, without limitation, the Refinancing Securities (other than Debt incurred or issued pursuant to Section 5.02(b)(i)(B), (ii) or (iii)), (C) the sale or issuance by any Loan Party or any of its Subsidiaries of any capital stock or other ownership or profit interest (other than in respect of stock options or warrants currently outstanding or hereafter issued pursuant to any stock option plan or other compensation arrangement approved by the Borrower's Board of Directors and other than contributions to capital of any Loan Party), any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest, (D) any contribution to the capital of any

Loan Party, subject, with respect to any such contributions pursuant to the Capital Contribution Agreement, to the terms and conditions thereof and of the Capital Escrow Agreement, and (E) any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries and not otherwise included in clause (A), (B), (C) or (D) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount of such Net Cash Proceeds, provided, however, that in the case of prepayments from the incurrence or issuance of Debt pursuant to clause (B) above after the Bridge Repayment Date, no such Debt may be incurred or issued unless the Net Cash Proceeds thereof shall be sufficient to, and shall be applied to, prepay in full all Advances then outstanding hereunder and all other amounts payable under the Loan Documents, and deposit in the L/C Cash Collateral Account an amount equal to 105% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable. Each such prepayment pursuant to clause (A) or (E) above shall be applied ratably first to the Term A Facility and the Term B Facility on a pro rata basis and to the installments of each such Facility in inverse order of maturity and second to the Revolving Credit Facility as set forth in clause (v) below, and all other prepayments pursuant to this Section 2.06(b)(ii) shall be applied ratably first to the Term B Facility and to the installments thereof in inverse order of maturity, second to the Term A Facility and to the installments thereof in inverse order of maturity and third to the Revolving Credit Facility as set forth in clause (v) below.

            (iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings and the Letter of Credit Advances equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances and (y) the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the lesser of the Revolving Credit Facility and the Borrowing Base on such Business Day.

            (iv) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

            (v) Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii) or (iii) above shall be first applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full, and second applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full.

            (vi) All prepayments under this subsection (b) shall be made together with accrued interest but without premium to the date of such prepayment on the principal amount prepaid.

            SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Alternate Base Rate Advances. During such periods as such Advance is an Alternate Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Alternate Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each fiscal quarter during such periods and on the date such Alternate Base Rate Advance shall be Converted or paid in full;

            (ii) Eurodollar Rate Advances. Prior to the Bridge Repayment Date, during such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest

      Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full and on and after the Bridge Repayment Date, during such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time, payable in arrears monthly on the last day of each month during such period and on the date such Eurodollar Rate Advance shall be Converted or paid in full;

provided, however, that if the rate of interest payable on any Bridge Advance shall exceed 14.0%, the Borrower may elect, so long as no Default has occurred and is continuing, not to pay such excess interest in cash, but instead to capitalize such excess interest, which shall thereafter be deemed to be additional principal owing hereunder and under the respective Note and which shall bear interest at the same rate, and be payable at the same times, as such Bridge Advance; provided, further, that, except as provided in Section 2.07(b), in no event shall the rate of interest payable on any Bridge Advance exceed 16.0% per annum at any time.

            (b) Default Interest. Upon the occurrence and during the continuance of a Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Alternate Base Rate Advances pursuant to clause (a)(i) above.

            (c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or
(ii) above.

            SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the applicable Termination Date, payable in arrears quarterly on the last Business Day of each fiscal quarter of the Borrower, commencing March 31, 1998, and on the applicable Termination Date, at the rate of 1/2 of 1% per annum on the average daily Unused Revolving Credit Commitment of such Lender; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

            (b) Letter of Credit Fees, Etc. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last Business Day of each fiscal quarter, commencing March 31, 1998, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any such Letter of Credit and on the applicable Termination Date, on such Lender's Pro Rata Share of the sum of the average daily aggregate Available Amount during such quarter of the sum of all Letters of Credit then outstanding plus the average daily Letter of Credit Advances outstanding during such quarter at a rate equal to 2.0% per annum.

            (c) Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account the fees set forth in the Fee Letter and such other fees as may from time to time be agreed between the Borrower and the Administrative Agent.

            SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 10:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.07 and 2.10, Convert all or any portion of the Term A Advances or Term B Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Alternate Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Alternate Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Term A Advances or Term B Advances which are Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Alternate Base Rate Advances.

            (ii) If the Borrower shall fail to select the duration of any Interest Period for any Term A Advances or Term B Advances which are Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into an Alternate Base Rate Advance.

            (iii) Upon the occurrence and during the continuance of any Default, with respect to Term A Advances and Term B Advances (x) each Term A Advance or Term B Advance which is a Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into an Alternate Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

            SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

            (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into an Alternate Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

            (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into an Alternate Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

            SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (Charlotte, North Carolina time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

            (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

            (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

            SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or in which such Lender Party is, without regard to any sums payable hereunder, doing business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

            (c) The Borrower shall indemnify each Lender Party and the Administrative Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e) of this Section 2.12, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224 or an applicable successor form. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this
Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224 or an applicable successor form, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

            (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section
2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

            (g) If the Internal Revenue Service or any other governmental authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender Party (because the appropriate form was not delivered or was not properly executed, or because such Lender Party failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender Party shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all cost and expenses (including fees and disbursements of counsel). The obligation of the Lender Parties under this subsection shall survive the payment of all obligations and the resignation or replacement of the Administrative Agent.

            SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

            SECTION 2.14. Use of Proceeds. The proceeds of Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely to finance the Acquisition, refinance certain indebtedness of the Subsidiaries of Borrower, pay transaction fees and expenses, provide working capital for the Borrower and its Subsidiaries and for other general corporate purposes of the Borrower and its Subsidiaries.

            SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set-off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set-off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set-off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be of the same Type as such Defaulted Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set-off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set-off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

            (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

            (i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

            (ii) second, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

            (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with NationsBridge (or, after the Bridge Repayment Date, NationsCredit), in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be NationsBridge's (or, after the Bridge Repayment Date, NationsCredit's) standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

            (i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

            (ii) second, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

            (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

            (d) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

                                   ARTICLE III

                              CONDITIONS OF LENDING

            SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

            (a) (i) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries, including the terms and conditions of their respective Constitutive Documents and each class of capital stock or other equity interest of each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization and (ii) 100% of the capital stock of Afa Polytek B.V., a corporation organized under the laws of the Netherlands, shall have been contributed to the Borrower.

            (b) All of the Related Documents shall be in full force and effect, in form and substance satisfactory to the Lender Parties and no amendment or waiver thereof, or consent to departure from any provision thereof, shall have been made, unless satisfactory to the Lender Parties.

            (c) The Acquisition shall have been consummated or shall be consummated concurrently with the Initial Extension of Credit, in accordance with the terms of the Purchase Agreement, and in compliance with all applicable Requirements of Law; the purchase price paid for the Acquired Business shall be equal to $93,670,000, $2,000,000 of which will be held in escrow pursuant to an agreement between the Seller and the Borrower; on the Closing Date, the Seller will have made a cash payment to the Borrower pursuant to Section 7.12A of the Purchase Agreement equal to 30.3% of the fees charged to the Borrower for providing the Facilities; no fees or similar amounts payable by the Borrower to the Owners in connection with the Acquisition shall have been paid; and the aggregate fees and expenses incurred or to be incurred by the Borrower and its Subsidiaries in connection with the Acquisition shall not have exceeded $4,600,000; all such fees and expenses shall have been disclosed on an itemized basis to the Administrative Agent and all such fees and expenses shall be on terms and conditions and in amounts satisfactory to the Administrative Agent.

            (d) All of the governmental authorizations, and all of the consents, approvals and authorizations of, and notices and filings to or with, and other actions by, any other Person necessary in connection with any aspect of the Acquisition, any of the Loan Documents or the Related Documents or any of the other transactions contemplated thereby, other than the governmental authorizations, and the consents, approvals, authorizations, notices, filings and other actions described on Schedule 4.01(d) hereto, shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lender Parties) and shall remain in full force and effect; and all applicable waiting periods shall have expired without any action being taken by any competent authority.

            (e) The Lender Parties shall be satisfied that (i) after giving effect to the Acquisition, the aggregate Unused Revolving Credit Commitments shall not be less than $27,500,000 and (ii) all Existing Debt, other than the Debt identified on Schedule 4.01(ff) hereto (the "Surviving Debt"), has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all such Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

            (f) Before giving effect to the Acquisition and the other transactions contemplated by this Agreement, there shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of (i) the Borrower or the Borrower and its Subsidiaries taken as a whole since December 31, 1996 and (ii) the Acquired Business since May 31, 1997.

            (g) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party, Owner or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.01(g) hereto (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of the Acquisition, this Agreement, any Note, any other Loan Document, any Related Document or the consummation of the Acquisition or the transactions contemplated thereby, and there shall have been no adverse change in the status, or financial effect on any Loan Party, Owner or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(g).

            (h) Nothing shall have come to the attention of the Lender Parties during the course of such due diligence investigation to lead them to believe (i) that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect, (ii) that, following the consummation of the Acquisition, the Borrower and its Subsidiaries would not have good and marketable title to all material assets of the Borrower, its Subsidiaries and the Acquired Business reflected in the Information Memorandum and (iii) that the Acquisition will have a Material Adverse Effect; without limiting the generality of the foregoing, the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries and of the Seller relating to the Acquired Business as they shall have requested.

            (i) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the Lender Parties (including the accrued fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties).

            (j) The Borrower shall have executed the Fee Letter, and such letter shall be in full force and effect and the Borrower shall not have breached any of its obligations thereunder.

            (k) The warrants held by NationsCredit pursuant to the Warrant expiring July 29, 2007 for the purchase of shares in the Parent shall have been amended and restated on terms and conditions satisfactory to the Lender Parties and the warrantholders rights agreement related thereto (collectively, as amended, supplemented or otherwise modified from time to time, the "Second Warrant Agreement") shall have been delivered to the Administrative Agent; and the warrants held by Waldock, Limited, a corporation organized under the laws of the British Virgin Islands, pursuant to the Warrant expiring July 29, 2007, for the purchase of shares in the Parent shall have been amended and restated on terms and conditions satisfactory to the Lender Parties and such Warrant (collectively, as amended, supplemented as otherwise modified from time to time, the "Waldock Warrant Agreement") shall have been delivered to the Administrative Agent.

            (l) The Debt owing by AFA Products, Inc. to Afa International Limited and Waldock Limited shall have been refinanced with the proceeds of the Subordinated Notes issued by the Parent.

            (m) An underwriter reasonably satisfactory to the Administrative Agent shall have been engaged in connection with the Refinancing.

            (n) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                  (i) The Notes payable to the order of the Lenders.

                  (ii) Certified copies of the resolutions of the Board of
            Directors of the Borrower and each other Loan Party approving the Acquisition and the other transactions contemplated by the Loan Documents, this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate (or the equivalent thereof) action and governmental and other third party approvals and consents, if any, with respect to the Acquisition, this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party.

                  (iii) A copy of a certificate of the Secretary of State of the jurisdiction of organization of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying as to
            (A) a true and correct copy of the charter of such Loan Party and each amendment thereto on file in his office and that (B) (1) such amendments are the only amendments to such Loan Party's charter on file in his office, (2) such Loan Party has paid all franchise taxes (or the equivalent thereof) to the date of such certificate and (3) such Loan Party is duly incorporated and in good standing under the laws of the State of the jurisdiction of its organization.

                  (iv) A copy of a certificate of the Secretary of State (or the equivalent governmental authority) of each jurisdiction in which any Loan Party is qualified or licensed as a foreign corporation dated reasonably near the date of the Initial Extension of Credit, stating that such Loan Party is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

                  (v) A certificate of the Borrower, and each other Loan Party, signed on behalf of the Borrower and such other Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of the Borrower or such other Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(n)(iii), (B) a true and correct copy of the bylaws (or similar Constitutive Document) of the Borrower, and such other Loan Party as in effect on the date of the Initial Extension of Credit, (C) the due organization and good standing of the Borrower and such other Loan Party as a Person organized under the laws of the State of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of the Borrower or such other Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit, both before and after giving effect to the transactions contemplated hereby, and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                  (vi) A certificate of the Secretary or an Assistant Secretary of the Borrower, and each other Loan Party certifying the names and true signatures of the officers of the Borrower and such other Loan Party authorized to sign this Agreement, the Notes, each other Loan Document and each Related Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                  (vii) A security agreement in substantially the form of
            Exhibit D hereto (together with each other security agreement delivered pursuant to Section 5.01(n), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Security Agreement"), duly executed by each Loan Party, together with:

                        (A) certificates representing the Pledged Shares
                  referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein indorsed in blank,

                        (B) proper financing statements, completed in a manner
                  satisfactory to the Lender Parties and duly executed by the applicable Loan Party on or before the day of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement and the Mortgages, covering the Collateral described in the Security Agreement and the Mortgages,

                        (C) completed requests for information, dated on or
                  before the date of the Initial Extension of Credit, listing all of the effective financing statements filed in the jurisdictions referred to in clause (B) above that name the Borrower or any other Loan Party as debtor, together with copies of such other financing statements,

                        (D) evidence of the insurance required by the terms of
                  the Security Agreement,

                        (E) copies of the Assigned Agreements referred to in the
                  Security Agreement, together with a consent to such assignment, in substantially the form of

                  Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties,

                        (F) evidence that all other action that the
                  Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken.

                  (viii) A guaranty in substantially the form of Exhibit E
            hereto duly executed by each of the Subsidiary Guarantors (together with each other guaranty of any such entity delivered pursuant to
            Section 5.01(n), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Subsidiary Guaranty").

                  (ix) A guaranty in substantially the form of Exhibit F hereto duly executed by the Parent (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Parent Guaranty").

                  (x) Deeds of trust, trust deeds, mortgages, leasehold
            mortgages and leasehold deeds of trust in form and substance satisfactory to the Administrative Agent and covering the properties listed on Schedule 3.01(n)(x) hereto (the "Mortgaged Property") (together with each other mortgage delivered pursuant to Section 5.01(n), in each case as amended, supplemented or otherwise modified from time to time in accordance with their terms, the "Mortgages"), duly executed by the applicable Loan Party, together with:

                        (A) fully paid American Land Title Association Lender's
                  Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amounts acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable,

                        (B) American Land Title Association form surveys for the
                  properties listed on Schedule 3.01(n)(x)(B) hereto (the "Surveyed Property"), dated as of the day of the Initial Extension of Credit, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent,

                        (C) to the extent applicable, the Assignments of Leases
                  and Rents referred to in the Mortgages, duly executed by the applicable Loan Party,

                        (D) such consents and agreements of lessors and other
                  third parties, and such estoppel letters and other confirmations, as the Administrative Agent may deem necessary or desirable,

                        (E) evidence of the insurance required by the terms of
                  the Mortgages,

                        (F) an appraisal of each of the properties described in
                  the Mortgages complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, which appraisals shall be from a Person acceptable to the Lender Parties and otherwise in form and substance satisfactory to the Lender Parties, to the extent available, and

                        (G) evidence that all other action that the
                  Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the Mortgaged Property has been taken.

                  (xi) Such financial, business and other information regarding each Loan Party, its Subsidiaries and the Acquired Business as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated (A) with respect to WTI, Inc. and its Subsidiaries, December 31, 1996 and (B) with respect to the Acquired Business, May 31, 1997, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the Initial Extension of Credit), pro forma financial statements as to the Borrower and forecasts prepared by management of the Borrower, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the applicable Termination Date.

                  (xii) Certified copies of each of the Related Documents and the Fifth Amendment, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with
            (i) all agreements, instruments and other documents delivered in connection therewith and (ii) a reliance letter of counsel to the Seller stating that the Agents and the Lender Parties, may rely on such counsel's opinion delivered pursuant to the Purchase Agreement.

                  (xiii) Environmental assessment reports, in form and substance satisfactory to the Lender Parties, from environmental consulting firms acceptable to the Administrative Agent, as to any hazards, costs or liabilities under Environmental Laws to which any Loan Party, any of its Subsidiaries or the Acquired Business may be subject, the amount and nature of which and the Borrower's plans with respect to which shall be acceptable to the Lender Parties, together with evidence, in form and substance satisfactory to the Lender Parties, that all applicable Environmental Laws in connection with the Acquisition shall have been complied with. To the extent either the report or any other information that may become available to the Lender Parties shall disclose any hazards, costs or liabilities under Environmental Laws or otherwise that the Lender Parties deem material, the Lender Parties shall be satisfied that such hazards, costs or liabilities were adequately reflected in the Borrower's financial reserves shown on the financial statements included in the Information Memorandum or that, to the extent not so reflected, the Borrower has made adequate provision for such hazards, costs or liabilities.

                  (xiv) Certificates in substantially the form of Exhibit G
            hereto, attesting to the Solvency of each Loan Party after giving effect to the Acquisition and the other transactions contemplated hereby, from its chief financial officer.

                  (xv) A letter, in form and substance satisfactory to the
            Administrative Agent, from the Borrower to Coopers & Lybrand, its independent certified public accountants, advising such accountants that the Administrative Agent and the Lender Parties have been authorized to exercise all rights of the Borrower to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Borrower and its Subsidiaries and directing such accountants to comply with any reasonable request of the Administrative Agent or any Lender Party for such information.

                  (xvi) Evidence that the Borrower has obtained and will
            thereafter maintain through the High Yield Date a term life insurance policy in form and substance and issued by a life insurance company, in each case satisfactory to the Collateral Agent, with respect to Peter Mancuso, in an amount not less than $10,000,000 and providing that any amounts payable thereunder shall be payable directly to the Collateral Agent as loss payee.

                  (xvii) Evidence of insurance naming the Collateral Agent as insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties.

                  (xviii) Certified copies of each Employment Contract.

                  (xix) A warrant agreement governing the terms and conditions of the warrants for the purchase of shares of common stock of the Parent to be held by NationsBank and the warrants issued in connection therewith, in each case in form and substance satisfactory to the Lender Parties (collectively with all documents and instruments delivered in connection therewith, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "First Warrant Agreement"); and in connection therewith, an escrow agreement among NationsBank, the Parent and First Trust of New York, National Association, in form and substance satisfactory to the Lender Parties (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Warrant Escrow Agreement").

                  (xx) An intellectual property security agreement in
            substantially the form of Exhibit I (together with each other intellectual property security agreement delivered pursuant to
            Section 5.01(n), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Intellectual Property Security Agreement"), duly executed by the Borrower and each other applicable Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Intellectual Property Security Agreement has been taken.

                  (xxi) A capital contribution agreement, in form and substance satisfactory to the Lender Parties and duly executed by the parties thereto (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Capital Contribution Agreement"); and, in connection therewith, an escrow agreement among the Parent, the Borrower, NMS and NationsCredit, in form and substance satisfactory to the Lender Parties (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Capital Escrow Agreement").

                  (xxii) A favorable opinion of Gratch, Jacobs & Brozman, P.C., counsel to the Loan Parties, in substantially the form of Exhibit H hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  (xxiii) A favorable opinion from the local counsel to the
            Lender Parties in each of the jurisdictions listed on Schedule 3.01(n)(xxiv) hereto, in form and substance satisfactory to the Lender Parties.

                  (xxiv) A favorable opinion of Pennie & Edmonds, intellectual property counsel to the Lender Parties, in substantially the form of Exhibit J hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  (xxv) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agent, in form and substance satisfactory to the Lender Parties.

            SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c)) on the occasion of each Borrowing (including the Initial Extension of Credit), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

            (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date;

            (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default;

            (iii) other than with respect to any Borrowing on the Closing Date, immediately after such Borrowing and after application of the proceeds thereof, (i) in the case of a Revolving Credit Borrowing, the aggregate Revolving Credit of the Lenders will not exceed the lesser of (A) the Borrowing Base and (B) the aggregate amount of the Revolving Credit Commitments (or, if such Borrowing is on the Closing Date, an amount not to exceed $2,500,000);

and (b) the Administrative Agent shall have received, in the case of each Revolving Credit Borrowing (other than any such Borrowing occurring on the Closing Date, a Borrowing Base Certificate as of the close of business on the Business Day immediately preceding the date of such Borrowing, and in each case, such other approvals, opinions or documents as any Appropriate Lender through the Administrative Agent may reasonably request.

            SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable and is owned by the Parent, free and clear of all Liens. All of the outstanding capital stock of the Parent has been validly issued, is fully paid and non-assessable and is owned by the Owners in the amounts specified in
      Schedule 4.01(a) hereto, free and clear of all Liens. 100% of the capital stock of Afa Polytek B.V., a corporation organized under the laws of the Netherlands, is owned directly or indirectly by the Borrower.

            (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its organization, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of each Loan Party's Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan Documents. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
      (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except, solely in connection with the Acquisition, for any such licenses, permits or other approvals which are not material and which will be obtained within 60 days of the Closing Date.

            (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the consummation of the Acquisition and the other transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary action (corporate and otherwise), and do not (i) contravene such Loan Party's Constitutive Documents, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties except, solely with respect to the Acquisition, any lease or contract (other than any such contract which evidences indebtedness for borrowed money) so long as such conflict, breach or default could not be reasonably likely to have a Material Adverse Effect, or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

            (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any Related Document to which it is or is to be a party, or for the consummation of the Acquisition or the other transactions contemplated hereby and thereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) other than the filings to be made pursuant to Section 5.01(o) within the period of time set forth therein or (iv) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on
      Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect and the filings to be made pursuant to Section 5.01(o) within the period of time set forth therein. All applicable waiting periods in connection with the Acquisition and the other transactions contemplated hereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Acquisition or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

            (e) This Agreement has been, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms.

            (f) The Consolidated balance sheets of (i) WTI, Inc. as at December 31, 1996 and (ii) the Acquired Business as at May 31, 1997, and the related Consolidated statements of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries and the Acquired Business for the fiscal year then ended, respectively, accompanied by an opinion of Deloitte & Touche and Arthur Andersen, respectively, independent public accountants, and the preliminary Consolidated balance sheet of each of (i) the Borrower and its Subsidiaries and (ii) the Acquired Business as at December 31, 1997, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries and the Acquired Business for the 12 months then ended, in each case duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheets as at December 31, 1997, and said statement of income and cash flows for the 12 months then ended, to year-end audit adjustments and the footnotes, the Consolidated financial condition of the Borrower and its Subsidiaries and the Acquired Business, as at such dates, and the Consolidated results of the operations of the Borrower and its Subsidiaries and the Acquired Business, for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of (i) the Borrower or the Borrower and its Subsidiaries taken as a whole since December 31, 1996 and (ii) the Acquired Business since May 31, 1997 (it being understood that the cancellation of the Acquired Business' sales agreement with DowBrands, a unit of Dow Chemical Company, in and of itself, does not constitute a material adverse change).

            (g) The Consolidated pro forma balance sheets of the Borrower and its Subsidiaries as at December 31, 1997, and the related Consolidated pro forma statements of income and cash flows of the Borrower and its Subsidiaries for the 12 months then ended, certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, in each case giving effect to the Acquisition and the other transactions contemplated hereby, all in accordance with GAAP.

            (h) The Consolidated forecasted balance sheets, income statements and cash flows statements of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(n)(xi) or 5.03, if any, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

            (i) No information, exhibit or report furnished by any Loan Party to the Administrative Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

            (j) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the Disclosed Litigation or (ii) purports to affect the legality, validity or enforceability of the Acquisition, this Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated thereby, and there shall have been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(g) hereto.

            (k) No proceeds of any Advance or drawings under any Letter of Credit will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

            (l) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

            (m) Set forth on Schedule 4.01(m) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

            (n) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

            (o) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly represents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

            (p) No Loan Party or ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

            (q) No Loan Party or ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan to the best knowledge of any of the Loan Parties or ERISA Affiliates is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

            (r) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.03, the Loan Parties and their respective Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

            (s) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

            (t) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without material ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (u) None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; except as disclosed in
      Schedule 4.01(u) hereto there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; except as otherwise disclosed on Schedule 4.01(u) hereto, there is no asbestos or asbestos- containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and, except as otherwise disclosed on Schedule 4.01(u) hereto, Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries other than in compliance with Environmental Laws.

            (v) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

            (w) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could be reasonably likely to have a Material Adverse Effect.

            (x) The Collateral Documents create a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations (as defined therein), and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

            (y) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties except to the extent that failure to file could not have a Material Adverse Effect.

            (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

            (aa) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries and Affiliates proposed by the

      Internal Revenue Service with respect to Open Years does not exceed $100,000. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

            (bb) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $100,000. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

            (cc) Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

            (dd) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

            (ee) Set forth on Schedule 4.01(ee) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the principal amount outstanding thereunder.

            (ff) Set forth on Schedule 4.01(ff) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

            (gg) Set forth on Schedule 4.01(gg) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and the acquisition value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

            (hh) Set forth on Schedule 4.01(hh) hereto (the "Leasehold Property") is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee or sublessee (with respect to the property located in El Paso, Texas only), showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee or sublessee (with respect to the property located in El Paso, Texas only), expiration date and annual rental cost thereof. Each such lease or sublease (with respect to the property located in El Paso, Texas only) is the legal, valid and binding obligation of the lessor or sublessor, as the case may be thereof, enforceable in accordance with its terms.

            (ii) Set forth on Schedule 4.01(ii) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

            (jj) Set forth on Schedule 4.01(jj) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

            (kk) The Acquisition has been consummated in all material respects in accordance with the terms of the Purchase Agreement.

            (ll) The Acquisition will not result in an income tax liability to the Borrower and its Subsidiaries or Affiliates.

            (mm) Set forth on Schedule 4.01(a) hereto is a schedule of the initial capitalization of the Borrower and of the Parent after giving effect to the transactions contemplated to take place on the Closing Date.

            (nn) As of the Closing Date, each of the representations and warranties made in the Related Documents by each of the parties thereto is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

            SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

            (b) Payment of Taxes, Etc. (i) Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (x) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (y) all lawful claims that, if unpaid, might by law become a Lien upon its property, including, without limitation, the Mortgaged Property and the Leasehold Property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors; and (ii) (1) pay and discharge, and cause each of its Subsidiaries to pay and discharge, at or before maturity, all of their other respective material obligations and liabilities, except where the same may be the subject of a contest in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge and (2) maintain, and cause each of its Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of such material obligations and liabilities.

            (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties that are required to be removed or cleaned up under applicable Environmental Laws, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

            (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, including, without limitation, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, covering such risks, for amounts not less than those, and with deductible amounts not greater than those, set forth in Part I of Schedule 5.01(d), (ii) public liability insurance (including products/completed operations liability coverage) covering such risks, for amounts not less than those, and with deductible amounts not greater than those, set forth in Part II of Schedule 5.01(d), (iii) until the High Yield Date, any life insurance policy delivered entered into pursuant to Section 3.01(n)(xvi) and (iv) such other insurance coverage in such amounts and with respect to such risks as the Required Lenders may reasonably request in writing; provided that all such insurance shall be provided by responsible and reputable insurers having an A.M. Best policyholders rating of not less than B+ or such other insurers as the Required Lenders may approve in writing.

            (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties; provided further that nothing in this Section 5.01(e) shall prevent the consummation of any merger or consolidation permitted pursuant to Section 5.02(d); provided still further that (i) Continental Acquisition Corp. shall be permitted to change its legal name to Continental Sprayers International, Inc. and (ii) the Borrower shall be permitted to change its legal name, so long as prior to making any such change with respect to the Borrower (x) the Borrower shall have given the Administrative Agent at least 10 Business Days' notice and (y) the Borrower shall have complied with all the requirements set forth in Section 5.01(p) of this Agreement and Section 10 of the Security Agreement.

            (f) Visitation Rights. At any reasonable time and from time to time, permit the Administrative Agent or any of the Lender Parties or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, to conduct a collateral audit and analysis of their respective inventories and accounts receivable and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants; provided that, after the High Yield Date, any such examination, making of copies or abstracts, and visits shall be at the Administrative Agent's or such Lender Party's expense, as the case may be; provided, however, the Borrower shall only be required to pay the fees, expenses and disbursements of independent accountants and other experts retained by the Administrative Agent in connection with not more than two accounting and collateral audits and reviews of the Borrower and its affairs during any calendar year.

            (g) Preparation of Environmental Reports. At the request of the Administrative Agent once a year or whenever the Administrative Agent reasonably believes there is a material risk or whenever there is an acquisition or sale of property, and, in any event, during the continuance of an Event of Default, provide to the Lender Parties within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request, to the Administrative Agent, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

            (h) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (i) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear and surplus properties which are not necessary to the conduct of business excepted.

            (j) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases or subleases (with respect to the real property located in El Paso, Texas only) of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases or subleases (with respect to the real property located in El Paso, Texas, only) in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases or subleases (with respect to the real property located in El Paso, Texas only) and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

            (k) Performance of Related Documents. Perform and observe all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as the Borrower is entitled to make under such Related Document.

            (l) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, except that with respect to all Management Agreements, fees thereunder shall be payable only so long as immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing and the aggregate amount of salary, fees and other compensation payable, directly or indirectly, to Ariel Gratch or Yehochai Schneider under all Employment Contracts and fees payable under all Management Agreements shall not exceed, in any four fiscal quarter period of the Borrower commencing prior to the High Yield Date, $500,000, and in any four fiscal quarter period of the Borrower commencing on or after the High Yield Date, $1,000,000.

            (m) Cash Concentration Accounts. Maintain and cause each Loan Party to maintain main cash concentration accounts with NationsCredit and maintain and cause each Loan Party to maintain Pledged Accounts into which all proceeds of Collateral are paid with NationsCredit or one or more banks acceptable to the Administrative Agent that have accepted the assignment of such accounts to the Administrative Agent pursuant to the terms of the Security Agreement.

            (n) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the reasonable opinion of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

                  (i) in connection with the formation or acquisition of a
            domestic Subsidiary, and, if an Event of Default shall have occurred and be continuing, a domestic or foreign Subsidiary, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a Subsidiary Guaranty, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

                  (ii) within 10 days after such request, formation or
            acquisition, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Administrative Agent,

                  (iii) within 15 days after such request, formation or
            acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Administrative Agent mortgages, pledges, assignments and other security agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,

                  (iv) within 30 days after such request, formation or
            acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments and security agreements delivered pursuant to this Section 5.01(n), enforceable against all third parties in accordance with their terms,

                  (v) within 60 days after such request, formation or
            acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i),
            (iii) and (iv) above, as to such guaranties, mortgages, pledges, assignments and security agreements being legal, valid and binding obligations of each party thereto enforceable in accordance with their terms and as to such other matters as the Administrative Agent may reasonably request,

                  (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition surveys and engineering, soils and other reports, and environmental assessment reports, title reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall promptly after the receipt thereof be delivered to the Administrative Agent,

                  (vii) upon the occurrence and during the continuance of an
            Event of Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Cash Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Administrative Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

                  (viii)at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments and security agreements.

            (o) Conditions Subsequent to Initial Extension of Credit. (i) Deliver to the Administrative Agent as soon as possible and in any event within the earlier of the Bridge Repayment Date and 45 days after the Initial Extension of Credit (or such later date as may be agreed by the Borrower and the Administrative Agent or as may be specified herein):

                  (A) acknowledgement copies of proper financing statements, duly filed under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Collateral Documents, covering the Collateral described therein,

                  (B) evidence that counterparts of the Mortgages have been duly recorded on or before the day of the Initial Extension of Credit in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Secured Parties and that all filing and recording taxes and fees have been paid,

                  (C) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                  (D) the Pledged Account Letters referred to in the Security
            Agreement, duly executed by each Pledged Account Bank referred to in the Security Agreement, and

                  (E) evidence that counterparts of the Intellectual Property
            Security Agreement have been duly recorded in such recording offices as the Administrative Agent may deem necessary or desirable in order to create a valid first and subsidiary lien on the property described therein in favor of the Secured Parties and that all filing and recording taxes and fees have been paid.

                  (ii) Deliver to the Collateral Agent within 15 days (or such later date as may be agreed upon by Borrower and the Administrative Agent) after the Seller has assigned its interest in the property specified on Schedule 5.01(o)(ii) hereto to Borrower, (a) a deed of trust, trust deed, mortgage, leasehold mortgage or leasehold deed of trust, in form and substance satisfactory to the Administrative Agent, covering such property, (b) to the extent applicable, all of the items specified in Section 3.01(n)(x) clauses (A) through (G) and (c) a favorable opinion from the local counsel to the Lender Parties in each of the jurisdictions in which such property is located, in form and substance satisfactory to the Lender Parties.

                  (iii) Deliver to the Administrative Agent as soon as possible and in any event within 60 days after the Initial Extension of Credit (or such later date as may be agreed by the Borrower and the Administrative Agent) completed requests for information, listing the financing statements referred to in clause (i) (A) above and all other effective financing statements filed in the jurisdictions referred to in clause (i) (A) above that name the Borrower or any other Loan Party as debtor, together with copies of such financing statements.

                  (iv) Deliver to the Administrative Agent as soon as possible and in any event within 15 days after the Initial Extension of Credit (or such later date as may be agreed by the Borrower and the Administrative Agent), certified copies of duly executed proxies as to (A) voting control by Yehochai Schneider of the common stock of the Parent held by Waldock Limited and (B) voting control by Ariel Gratch of the common stock of the Parent held by AFA International Limited,

                  (v) Deliver to the Administrative Agent promptly after the date of execution thereof by all parties thereto, the Refinancing Agreement which shall be, as of such date, in form and substance reasonably satisfactory to the Required Lenders.

            (p) Further Assurances. Promptly upon the request of the Administrative Agent, or any of the Lender Parties through the Administrative Agent, at any time and from time to time, do, execute, acknowledge, deliver, record, rerecord, file, refile, register and reregister, and cause of each of its Subsidiaries promptly to do, execute, acknowledge, deliver, rerecord, record, file, refile, register and reregister, any and all further acts, conveyances, security agreements, assignments, floating and fixed debentures, pledge agreements, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, mortgages, deeds of trust, certificates, assurances and other instruments as the Administration Agent, or any of the Lender Parties through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of this Agreement, the Notes or any of the other Loan Documents, (B) subject any of the property, assets, rights or interests of the Borrower or any of its Subsidiaries (other than, solely for purposes of this Section 5.01(p), Afa Polytek B.V.) included or intended to be included in the Collateral to the Liens created or now or hereafter intended to be created under any of the Collateral Documents,
      (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents or any of the Liens created or intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent and the Secured Parties the rights granted or now or hereafter intended to be granted to the Administrative Agent and the Secured Parties under any of the Loan Documents or under any of the other instruments executed in connection with any of the Loan Documents to which the Borrower or any of its domestic Subsidiaries is or is to be a party.

            (q) Refinancing. Use its best efforts to effectuate an offering and sale of the Refinancing Securities to Persons other than any of its Subsidiaries or such other financing transactions, in each case reasonably acceptable in form and substance to the Administrative Agent for the purpose of repaying the principal amount of Bridge Advances and paying interest accrued thereon and all fees, expenses, commissions and other amounts payable with respect thereto by the Loan Parties under the Loan Documents and in connection with the Refinancing, which will yield an amount sufficient to repay the principal amount of Bridge Advances and pay all interest accrued thereon and all fees, expenses, commissions and all other amounts payable with respect thereto by the Loan Parties under the Loan Documents and in connection with the Refinancing, including, but not limited to:

                  (i) preparing an offering memorandum (the "Offering
            Memorandum") for a private offering (the "Offering") of the Refinancing Securities, such Refinancing Securities to contain terms and conditions satisfactory to NMS (or another underwriter reasonably satisfactory to the Lender Parties) and the Required Lenders, and be issued pursuant to a Refinancing Agreement in form and substance satisfactory to the Required Lenders, in an amount to be agreed upon by the Borrower and NMS (or another underwriter reasonably satisfactory to the Administrative Agent), but in no event less than an amount which will provide to the Borrower net proceeds sufficient to repay the principal amount of Bridge Advances and pay all interest accrued thereon and all fees, expenses, commissions and all other amounts payable with respect thereto by the Loan Parties under the Loan Documents and in connection with the Refinancing, and containing such disclosures as may be appropriate and customary for such documents and using its best efforts to consummate the Offering as soon as practicable after the date hereof;

                  (ii) in the event that the Offering is not consummated, in connection with any other public offering or private placement of the Refinancing Securities, promptly preparing a registration statement or offering memorandum containing such disclosures as may be appropriate and customary for such documents, and using its best efforts to cause any such registration statement to become effective under the Securities Act of 1933, as amended;

                  (iii) cooperating fully with NMS (or another underwriter
            reasonably satisfactory to the Administrative Agent) and providing all information reasonably requested thereby in connection with any refinancing pursuant to this Section 5.01(q), including, without limitation, providing all information reasonably requested thereby to effect the sale or placement of any Refinancing Securities to be offered;

                  (iv) in the event any Refinancing Securities are offered
            publicly, executing underwriting agreements, to reflect the terms of the refinancing, and containing covenants, representations and warranties, indemnities and delivery of legal opinions, officers' certificates and accountants' comfort letters, all in form and substance satisfactory to NMS (or another underwriter reasonably satisfactory to the Administrative Agent) in its reasonable judgment;

                  (v) in connection with any public offering or private
            placement of debt or equity securities (including the Offering), offering such securities on terms, including, but not limited to, interest and/or dividend rates, maturities, preferences, covenants and redemption dates and prices, which will be determined by NMS (or another underwriter reasonably satisfactory to the Administrative Agent) in its reasonable judgment, in light of prevailing circumstances and current market conditions and the Borrower's financial condition and prospects;

                  (vi) (A) in connection with any private placement of debt
            securities (including the Offering), filing and causing to become effective a registration statement (within such periods of time as NMS (or another underwriter reasonably satisfactory to the Administrative Agent) may reasonably request prior to such private placement) with respect to a registered offer to exchange (an "Exchange Offer") any such privately placed debt securities for notes of the Borrower with terms identical in all material respects (the "Exchange Notes") to such privately placed debt securities (except that the Exchange Notes will not contain terms with respect to transfer restrictions or interest rate increases), and causing such Exchange Offer to be consummated within such period of time as NMS (or another underwriter reasonably satisfactory to the Administrative Agent) may reasonably request prior to such period of time; and (B) in the event any debt or equity securities are sold in a private placement, causing the debt or equity securities held by the purchasers (including NMS (or another underwriter reasonably satisfactory to the Administrative Agent)) in such a private placement to be registered pursuant to such number of registration statements over such period of time as NMS (or another underwriter reasonably satisfactory to the Administrative Agent) may reasonably request prior to such private placement;

                  (vii) paying all reasonable costs and expenses of engaging a qualified independent underwriter in connection with any public offering and, to the extent necessary, a private placement of Refinancing Securities;

                  (viii) in the event any Refinancing Securities are offered publicly or sold in a private placement, upon a request made by NMS (or another underwriter reasonably satisfactory to the Administrative Agent) in its sole discretion, making available for sale, and selling with any such sale of debt or equity securities, the terms of which will be determined by NMS (or another underwriter reasonably satisfactory to the Administrative Agent) in its reasonable judgment, in light of prevailing circumstances and current market conditions and the Borrower's financial condition and prospects;

                  (ix) assisting NMS (or another underwriter reasonably
            satisfactory to the Administrative Agent) in connection with the marketing of any Refinancing Securities to be offered publicly or placed privately;

                  (x) providing such other cooperation and assistance as is
            customarily provided by issuers in connection with the private placement and/or public sale of securities;

                  (xi) cooperating fully with NMS (or another underwriter
            reasonably satisfactory to the Administrative Agent), and providing all information reasonably requested by NMS (or another underwriter reasonably satisfactory to the Administrative Agent), in connection with other financing transactions on terms which will be determined by NMS (or another underwriter reasonably satisfactory to the Administrative Agent) in its reasonable judgment, in light of prevailing circumstances and current market conditions and the Borrower's financial condition and prospects; and

                  (xii) in the event of any such other financing transaction, executing such documentation as may be necessary, and containing covenants, representations and warranties, indemnities and delivery of legal opinions, officers' certificates and accountants' comfort letters, all in form and substance satisfactory to NMS (or another underwriter reasonably satisfactory to the Administrative Agent) in its reasonable judgment.

            (r) Hedge Agreements. If the Bridge Repayment Date shall not have occurred within 90 days from the Closing Date, enter into an interest rate Hedge Agreement in form and substance satisfactory to the Administrative Agent.

            (s) Non-Compete Agreements. Preserve, protect and defend, to the extent permitted by applicable law, all of its rights, if any, with respect to any covenant not to compete contained in any contract of the Borrower and its Subsidiaries or contained in any employment agreement with any employee whose annual salary and other compensation payable by the Borrower and its Subsidiaries is $150,000 or more.

            (t) Intercreditor Arrangements. Deliver (or in the case of clauses
      (A) and (B) below, use its best efforts to deliver) to the Administrative Agent as soon as possible and in any event within 30 days after the Initial Extension of Credit (or such later date as may be agreed by the Borrower and the Administrative Agent):

                  (A) An intercreditor agreement between the Administrative
            Agent and ABN Amro Bank N.V. in form and substance satisfactory to the Administrative Agent (as amended, supplemented or otherwise modified from time to time, in accordance with its terms, the "Intercreditor Agreement");

                  (B) A consent letter from ABN Amro Bank N.V. to the
            Administrative Agent consenting to the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated thereby, in form and substance satisfactory to the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Consent Letter");

                  (C) A pledge of the stock of Afa Polytek, B.V. (subject to the limitations set forth in the Security Agreement) from the Borrower under New York law and the law of the Netherlands, in form and substance satisfactory to the Administrative Agent (such pledge or pledges, and together with any other pledges delivered with respect to foreign subsidiaries, in each case together with all agreements and instruments delivered in connection therewith, and in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Pledge Agreement");

                  (D) A favorable opinion from Netherlands counsel to the Lender
            Parties as to the perfection of the Collateral Agent's security interest in any Collateral located in the Netherlands and as to such other matters as the Administrative Agent may require, in each case in form and substance satisfactory to the Administrative Agent;

      provided, however, that if any of the Intercreditor Agreement, the Consent Letter, the Pledge Agreement or the opinion referred to in Section 5.01(t)(C) above are not delivered to the Administrative Agent within the period specified therein, the Borrower shall, at the request of the Administrative Agent at any time thereafter, within 5 Business Days after such request, cause all amounts owing by it under the Polytek Agreement to be prepaid or repaid in full and, in the event that such prepayment or repayment is financed, such financing shall be on terms and conditions satisfactory to the Administrative Agent.

            SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

            (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                  (i) Liens created under the Loan Documents;

                  (ii) Liens existing on the date hereof and described on
            Schedule 5.02(a) hereto;

                  (iii) purchase money Liens upon or in real property or
            equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(iii)(B) at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

                  (iv) Liens arising in connection with Capitalized Leases
            permitted under Section 5.02(b)(iii)(C); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                  (v) the replacement, extension or renewal of any Lien
            permitted by clause (ii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby; and

                  (vi) other Liens arising in the ordinary course of business which (A) do not secure Debt, (B) do not secure any Obligation in an amount exceeding $50,000, and (C) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

            (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                  (i) in the case of the Borrower,

                        (A) the Refinancing Securities, and

                        (B) Debt consisting of Hedge Agreements entered into
                  pursuant to Section 5.01(r),

                  (ii) in the case of any of the Subsidiary Guarantors,

                        (A) Debt owed to the Borrower or to another Subsidiary
                  Guarantor, provided that (x) such Debt is subordinated to any Debt of such Subsidiary Guarantor under the Loan Documents on terms and conditions acceptable to the Required Lenders and
                  (y) such Debt is evidenced by a promissory note and such promissory note is pledged in favor of the Secured Parties pursuant to the terms of the Security Agreement, and

                        (B) Debt of Subsidiary Guarantors consisting of
                  subordinated guaranties of the Refinancing Securities, provided that the subordination terms thereof shall be satisfactory to the Required Lenders; and

                  (iii) in the case of the Borrower and all its Subsidiaries,

                        (A)   Debt under the Loan Documents,

                        (B) Debt of the Borrower and its Subsidiaries secured by
                  Liens permitted by Section 5.02(a)(iii) not to exceed in the aggregate $1,000,000 at any time outstanding,

                        (C) Capitalized Leases entered into by the Borrower and
                  its Subsidiaries not to exceed in the aggregate $1,000,000 at any time outstanding,

                        (D) the Surviving Debt,

                        (E) endorsement of negotiable instruments for deposit or
                  collection or similar transactions in the ordinary course of business.

                        (F) any Debt in connection with the financing permitted
                  under the proviso to Section 5.01(t).

            (c) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease including Capitalized Leases having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $800,000 payable in any period of 12 consecutive months; provided, however, that after the High Yield Date, the Loan Parties may lease Equipment (as defined in the Security Agreement) to one another on an arm's length basis and in the ordinary course of business; provided further that after the High Yield Date any Subsidiary of the Borrower that is not a Loan Party may lease Equipment which is not Collateral to any other such Subsidiary.

            (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary Guarantor may merge into or consolidate with any other Subsidiary Guarantor, (ii) any other Subsidiary may merge into or consolidate with any other Subsidiary and (iii) any Subsidiary of the Borrower may merge into any Subsidiary Guarantor, provided that such Subsidiary Guarantor is the surviving corporation; provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

            (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:

                  (i) sales of Inventory in the ordinary course of its business,

                  (ii) in a transaction authorized by Section 5.02(d),

                  (iii) sales of assets for cash and for fair value which the
            Board of Directors of the Borrower or Subsidiary selling such assets determines in good faith are no longer useful to its business in an aggregate amount not to exceed $200,000 in any Fiscal Year, provided that in the case of sales of assets pursuant to this clause (iii), the Borrower shall, on the date of receipt by the Borrower or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the

            Advances pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(ii), as specified therein, except, in the case of sales occurring after the Bridge Repayment Date, to the extent the Net Cash Proceeds from such sale are used to purchase like assets within 6 months after receipt of such Net Cash Proceeds,

                  (iv) after the High Yield Date, transfers of assets among the
            Loan Parties on an arm's length basis and in the ordinary course of business; and

                  (v) leases permitted pursuant to the proviso of Section
            5.02(c).

            (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                  (i) Investments by the Borrower and the Subsidiary Guarantors
            in wholly-owned Subsidiaries in an aggregate amount not to exceed $200,000, provided that, with respect to Investments in any newly acquired or created wholly-owned Subsidiary, such Subsidiary (x) shall become a Loan Party as required by Section 5.01(n) and (y) shall engage in a business similar to that engaged in by the Borrower and its Subsidiaries on the date hereof;

                  (ii) Investments by the Borrower and its Subsidiaries in Cash
            Equivalents;

                  (iii) Investments consisting of intercompany Debt permitted under Section 5.02(b)(ii)(A);

                  (iv) Investments by the Borrower in the Hedge Agreements
            permitted under Section 5.02(b)(i)(B); and

                  (v) after the High Yield Date, other Investments in an
            aggregate amount invested not to exceed at any time outstanding $1,000,000; provided that with respect to Investments made under this clause (v): (1) any newly acquired or created Subsidiary of the Borrower or any of its Subsidiaries shall be a wholly-owned Subsidiary thereof; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (3) any business acquired or invested in pursuant to this clause (v) shall be in the same line of business as the business of the Borrower or any of its Subsidiaries.

            (g) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clauses (i) through
      (v) below or would result therefrom, (i) any Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower and (B) declare and pay cash dividends to any other wholly-owned Subsidiary of the Borrower of which it is a Subsidiary; (ii) the Borrower may make Permitted Payments;
      (iii) after the High Yield Date, the Borrower may declare and pay cash dividends to the Parent solely when and as necessary to permit the

      Parent to purchase or redeem shares of its capital stock from members of management of the Loan Parties upon their death, retirement or termination so long as the aggregate amount of such payment does not exceed $250,000 in any Fiscal Year; (iv) after the Bridge Repayment Date, with the consent of the Required Lenders, the Borrower may declare and pay dividends to the Parent solely when and to the extent necessary to permit the Parent to redeem its warrants issued in connection with the First Warrant Agreement or the Second Warrant Agreement; (v) after the High Yield Date, the Borrower may declare and pay cash dividends to the Parent solely when and to the extent necessary to permit the Parent to prepay all or a portion of the principal of, and interest on, the Subordinated Notes in accordance with the terms thereof in an amount not to exceed 50% of the Excess Cash Flow for the immediately preceding Fiscal Year; and (vi) after the High Yield Date, if the Subordinated Notes shall have been paid in full, the Borrower may declare and pay cash dividends to the Parent in an amount not to exceed 50% of the Excess Cash Flow for the immediately preceding Fiscal Year.

            (h) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

            (i) Constitutive Document Amendments. Amend, or permit any of its Subsidiaries to amend, its Constitutive Documents, except to the extent required in connection with any change of legal name permitted under
      Section 5.01(e).

            (j) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles or (ii) Fiscal Year.

            (k) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) regularly scheduled or required repayments or redemptions of Surviving Debt and (iii) any repayment or prepayment of amounts owing by Afa Polytek B.V. under the Polytek Agreement required pursuant to the proviso to Section 5.01(t), or amend, modify or change in any manner any term or condition of any Surviving Debt or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

            (l) Amendment, Etc., of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of the Borrower thereunder or that would impair the rights or interests of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing, except, in each case, as required pursuant to the proviso to Section 5.01(t).

            (m) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Parties or (ii) in connection with any Surviving Debt.

            (n) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so.

            (o) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions (including, without limitation, take-or-pay contracts).

            (p) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any Fiscal Year to exceed (i) in the case of any Fiscal Year commencing prior to the High Yield Date, for each Fiscal Year set forth below the dollar amount set forth opposite each such Fiscal Year:

                        Fiscal Year             Amount
                        ending on               ------
                        ----------
                        December 31, 1998       $12,000,000
                        December 31, 1999       $10,000,000
                        December 31, 2000       $7,000,000
                        December 31, 2001       $5,000,000
                        December 31, 2002
                        and each Fiscal Year
                        thereafter              $5,000,000

      and (ii) in the case of any Fiscal Year commencing on or after the High Yield Date, $12,000,000 in any such Fiscal Year.

            (q) Performance of All Agreements. Breach or permit any of its Subsidiaries to breach, in any material respect, or permit to exist any material default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound.

            (r) Employment Contracts. (i) Enter into, or permit any of its Subsidiaries to enter into, any Employment Contract other than on terms and conditions satisfactory to the Administrative Agent, and (ii) permit, or permit any of its Subsidiaries, to, directly or indirectly, pay or become obligated to pay, any compensation for services in any form to or for the account of Ariel Gratch, Peter D. Mancuso, Bill Driggers and James
      A. Wantuch, except as expressly provided in the Employment Contracts.

            (s) Owner Fees. (i) Permit, or permit any of its Subsidiaries to, directly or indirectly, pay or become obligated to pay any fees or other amounts to or for the account of any Owner except, so long as no Default is then continuing or would result therefrom, pursuant to the Management Agreements; or (ii) permit, or permit any of its Subsidiaries to, directly or indirectly, pay or become obligated to pay any compensation, fees, salary or any other such amount, to Ariel Gratch and Yehochai Schneider, in excess of the amounts permitted to be paid therefor pursuant to Section 5.01(l).

            (t) Management Agreements. Enter into, or permit any of its Subsidiaries to enter into, any management agreement with any Person, including, without limitation, any Owner, other than on terms and conditions, and pursuant to an agreement in form and substance, satisfactory to the Administrative Agent (each such agreement, as amended, supplemented or otherwise modified from time to time being a "Management Agreement"), provided, however, that in no event shall the aggregate amount of fees and other amounts payable to all such Persons under all such Management Agreements exceed the amounts permitted to be paid therefor pursuant to Section 5.01(l).

            SECTION 5.03. Reporting Requirements. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Lender
Parties:

            (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence that is reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

            (b) Monthly Financials. As soon as available and in any event within 30 days after the end of each month, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and Consolidated statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and Consolidated statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding month of the preceding Fiscal Year, all in reasonable detail and duly certified by the chief financial officer of the Borrower.

            (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year (which financial statements, in the case of the financial statements for the fiscal quarter ended March 31, 1998, shall have received an SAS 71 review from Coopers & Lybrand or other independent public accountants of recognized standing acceptable to the Required Lenders), all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.04(a) through (c), provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with
      Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

            (d) Annual Financials. (i) As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Administrative Agent of Coopers & Lybrand or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (A) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (B) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Sections 5.04(a) through (c), provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (C) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) as soon as available and in any event within 90 days after the end of the Fiscal Year ending on December 31, 1997, a certified copy of the pro forma Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries (after giving effect to the Acquisition and the other transactions contemplated by the Loan Documents) as of the end of such Fiscal Year and pro forma Consolidated and consolidating statements of income and a pro forma Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, as such balance sheets and statements of income and cash flows will be included in any offering memorandum prepared in connection with any Refinancing.

            (e) Annual Forecasts. As soon as available and in any event no later than 30 days after the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a monthly basis for the first Fiscal Year following the date of the Initial Extension of Credit and on a quarterly basis for each Fiscal Year thereafter.

            (f) ERISA Events and ERISA Reports. Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

            (g) Plan Terminations. Promptly and in any event within three Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

            (h) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

            (i) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such

      Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause
      (i) or (ii).

            (j) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(j), and promptly after a Responsible Officer knows or should have known of the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 3.01(g).

            (k) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

            (l) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

            (m) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Agreement or indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents as the Administrative Agent may request.

            (n) Revenue Agent Reports. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $100,000 or more.

            (o) Tax Certificates. Promptly, and in any event within five Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate"), signed by the President or the chief financial officer of the Borrower, stating that the common parent of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue
      Code) of which the Borrower is a member has paid to the Internal Revenue Service or other taxing authority, or to the Borrower, the full amount that such affiliated group is required to pay in respect of Federal income tax for such year and that the Borrower and its Subsidiaries have received any amounts payable to them, and have not paid amounts in respect of taxes (Federal, state, local or foreign) in excess of the amount they are required to pay, under the Tax Agreements in respect of such taxable year.

            (p) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that (i) could reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (q) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(gg) and 4.01(hh) hereto, including an identification of all real and leased property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof, and in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

            (r) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrower and its Subsidiaries and containing such additional information as any Lender Party (through the Administrative Agent) may reasonably specify.

            (s) Tax Agreements. If the Borrower and such of the other Loan Parties and Affiliates of the Borrower as shall be members of a consolidated federal income tax filing group or a combined or unitary state or local income tax filing group shall, subsequent to the Closing Date, enter into a tax sharing agreement including, without limitation, any such agreement which provides, among other things, for a hypothetical determination of the separate company federal and, if applicable, state and local income tax liability of each member of such consolidated, combined or unitary group (without regard to carry forwards of net operating losses and other tax attributes), and the payment of such separate company income tax liability by each member of such consolidated, combined or unitary group to the common parent or other person responsible for the payment of tax liabilities of the group to the relevant taxing authority for Federal, and if applicable, state and local income tax purposes, deliver such agreement promptly after the execution thereof, provided that such agreement shall be in form and substance satisfactory to the Administrative Agent (each such agreement, as amended, supplemented or otherwise modified from time to time being a "Tax Agreement").

            (t) Borrowing Base Certificate. As soon as available and in any event within 10 days after the end of each month, a Borrowing Base Certificate, as at the end of the previous month (or the previous week, if furnished more often than monthly), certified by the chief financial officer of the Borrower.

            (u) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender Party (through the Administrative Agent) may from time to time reasonably request.

            SECTION 5.04. Financial Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

            (a) Minimum EBITDA. Maintain at the end of each fiscal quarter of the Borrower ending prior to the later of (i) the Bridge Repayment Date and (ii) the date occurring 12 months after the Closing Date, Consolidated EBITDA of the Borrower and its Subsidiaries of not less than the amount set forth below for the four fiscal quarters ending at the end of such fiscal quarter set forth below:

                                           Minimum
                Quarter Ending On          EBITDA
                -----------------          ------
             June 30, 1998                 $28,000,000

             September 30, 1998            $28,000,000

             December 31, 1998             $30,000,000

             March 31, 1999                $30,000,000

             June 30, 1999                 $32,000,000

             September 30, 1999            $32,000,000

             December 31, 1999             $34,000,000

             December 31, 2000
             and each fiscal quarter
             thereafter                    $39,000,000

            (b) Total Debt Service Coverage Ratio. Maintain at the end of each fiscal quarter of the Borrower a ratio of Consolidated Free Cash Flow for the most recently completed four fiscal quarters of the Borrower and its Subsidiaries to Total Debt Service for such four fiscal quarters of not less than the ratio set forth below, provided, however, that for each fiscal quarter of the Borrower ending on or prior to December 31, 1998, the Consolidated Free Cash Flow and Total Debt Service shall be the actual amount thereof, respectively, for the period since the Closing Date multiplied by a fraction the numerator of which is 12 and the denominator of which is the number of months that have elapsed since the Closing Date:

               Quarter Ending On                      Ratio
               -----------------                      -----
               June 30, 1998                          1.0 : 1.0
               September 30, 1998                     1.0 : 1.0
               December 31, 1998                      1.1 : 1.0
               March 31, 1999                         1.1 : 1.0
               June 30, 1999                          1.2 : 1.0
               September 30, 1999                     1.2 : 1.0
               December 31, 1999                      1.3 : 1.0
               March 31, 2000                         1.3 : 1.0
               June 30, 2000                          1.3 : 1.0
               September 30, 2000                     1.3 : 1.0
               December 31, 2000
               and each fiscal quarter
               thereafter                             1.4 : 1.0

      provided, however, that notwithstanding the foregoing, for each fiscal quarter of the Borrower ending on or after the High Yield Date, the Borrower shall maintain such a ratio of not less than 1.2 : 1.0 for each four fiscal quarter period of the Borrower ending on or after the High Yield Date.

            (c) Leverage Ratio. Maintain at the end of each fiscal quarter of the Borrower (i) ending prior to the High Yield Date, a Leverage Ratio of not more than the ratio set forth below:

               Quarter Ending On                      Ratio
               -----------------                      -----
               June 30, 1998                          5.50 : 1.0
               September 30, 1998                     5.40 : 1.0
               December 31, 1998                      5.40 : 1.0
               March 31, 1999                         5.25 : 1.0
               June 30, 1999                          5.00 : 1.0
               September 30, 1999                     5.00 : 1.0
               December 31, 1999                      5.00 : 1.0
               March 31, 2000                         4.75 : 1.0
               June 30, 2000                          4.50 : 1.0
               September 30, 2000
               and each fiscal quarter
               thereafter                             4:00 : 1.0

      and (ii) ending on or after the High Yield Date, a Leverage Ratio of not more than the ratio set forth below:

               Quarter Ending On                      Ratio
               -----------------                      -----
               June 30, 1998                          6.00 : 1.0
               September 30, 1998                     5.75 : 1.0
               December 31, 1998                      5.50 : 1.0
               March 31, 1999                         5.25 : 1.0
               June 30, 1999                          5.25 : 1.0
               September 30, 1999                     5.00 : 1.0
               December 31, 1999                      5.00 : 1.0
               March 31, 2000                         4.75 : 1.0
               June 30, 2000                          4.75 : 1.0
               September 30, 2000                     4:50 : 1.0
               December 31, 2000
               and each fiscal quarter
               thereafter                             4.00 : 1.0

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause
      (ii) within 2 Business Day(s) after the same becomes due and payable; or

            (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (f), (g), (l), (m), (n),
      (o) or (t), 5.02, 5.03 or 5.04; or

            (d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

            (e) any Loan Party or any of such Loan Party's Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $250,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (f) any Loan Party or any of such Loan Party's Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of such Loan Party's Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of such Loan Party's Subsidiaries shall take any corporate (or the equivalent thereof) action to authorize any of the actions set forth above in this subsection (f); or

            (g) any judgment or order for the payment of money in excess of $250,000 shall be rendered against any Loan Party or any of such Loan Party's Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of such Loan Party's Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(n) or 5.01(o) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

            (j) any Collateral Document after delivery thereof pursuant to
      Section 3.01 or 5.01(n) or 5.01(o) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

            (k) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $250,000; or

            (l) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $250,000 or requires payments exceeding $50,000 per annum; or

            (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $50,000; or

            (n) (i) the Parent shall cease to be the record and beneficial owner of 100% of the issued and outstanding capital stock of the Borrower; (ii) any Person or two or more Persons acting in concert other than the Owners shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Parent; or
      (iii) during any period of up to 12 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower; or
      (iv) any Person or two or more Persons acting in concert other than the Owners shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent; or
      (v) prior to the High Yield Date, Peter Mancuso and William Driggers shall cease to hold such positions and respective successors shall not have been appointed by the Borrower and approved by the Required Lenders (such approval not to be unreasonably withheld) within 90 days thereafter; or
      (vi) Ariel Gratch shall cease to have voting control over all common stock of the Parent held by Afa International Limited, a corporation organized under the laws of the British Virgin Islands or Yehochai Schneider shall cease to have voting control over all common stock of the Parent held by Waldock Limited, a corporation organized under the laws of the British Virgin Islands, or (vii) Ariel Gratch and Yehochai Schneider, individually or in the aggregate, shall cease to have voting control over at least 51% of the Voting Stock of the Parent; or

            (o) any Loan Party or Owner party to the Capital Contribution Agreement shall fail to perform any term, covenant or agreement contained in the Capital Contribution Agreement on its part to be performed or observed by it, or any other default or breach shall occur thereunder;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Appropriate Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(d)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to
Section 2.03(c)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

            SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.

                                   ARTICLE VII

                                   THE AGENTS

            SECTION 7.01. Authorization and Action. Each Lender Party (in its capacities as a Lender and the Issuing Bank (if applicable)) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), each Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 7.02. Agents' Reliance, Etc. Neither the Agents nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of the Collateral Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03. NationsBridge, NationsCredit and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, each of NationsBridge and NationsCredit shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lenders Parties" shall, unless otherwise expressly indicated, include each of NationsBridge and NationsCredit in its individual capacity. Each of NationsBridge and NationsCredit and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if NationsBridge or NationsCredit were not an Agent and without any duty to account therefor to the Lender Parties.

            SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05(a), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time,
(c) the aggregate unused portions of their respective Term A Commitments at such time, (d) the aggregate unused portions of their respective Term B Commitments at such time and (e) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05(a) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Party to such Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time,
(c) the aggregate unused portions of their respective Term A Commitments at such time plus, (d) the aggregate unused portions of their respective Term B Commitments at such time, (e) their respective Unused Revolving Credit Commitments at such time; provided, that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05(b) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Issuing Bank as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Issuing Bank for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Issuing Bank for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            SECTION 7.06. Successor Agents. Effective as of the Bridge Repayment Date, NationsBridge shall resign as to all of the Facilities as Administrative Agent and NationsCredit shall be appointed and hereby accepts appointment as successor Administrative Agent as to all the Facilities. In addition, each Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any resignation or removal pursuant to the immediately foregoing sentence, the Required Lenders shall have the right, subject to, so long as no Default has occurred and is continuing, the consent of the Borrower, which shall not be unreasonably withheld or delayed, to appoint a successor Agent as to such of the Facilities as to which such Agent has resigned or been removed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. After any retiring Agent's resignation or removal hereunder as Agent as to all of the Facilities, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to any Facilities under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party from any such provision, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of the Subsidiary Guarantors under Section 1 of the Subsidiary Guaranty or otherwise limit the Subsidiary Guarantors' liability with respect to the Obligations owing to the Administrative Agent and the Lender Parties, (iv) release any of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on any material portion of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents and other than Debt owing to any other Person, provided that, in the case of any Lien on any material portion of the Collateral to secure Debt owing to any other Person, (A) the Borrower shall, on the date such Debt shall be incurred or issued, prepay the Advances pursuant to, and in the order of priority set forth in, Section 2.06(b)(ii) in an aggregate principal amount equal to the amount of such Net Cash Proceeds to the extent required to do so under Section 2.06(b)(ii), (B) such Lien shall be subordinated to the Liens created under the Loan Documents on terms acceptable to the Required Lenders and (C) the Required Lenders shall otherwise permit the creation, incurrence, assumption or existence of such Lien and, to the extent not otherwise permitted under Section 5.02(b), of such Debt,
(v) amend this Section 8.01, or (vi) limit the liability of any Loan Party under any of the Loan Documents and (c) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Term A Facility, the Term B Facility or the Revolving Credit Facility if affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (iv) change the order of application of any prepayment set forth in
Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement.

            SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 950 Third Avenue, New York, New York 10022, Attention: Ariel Gratch; if to any Initial Lender or the Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Administrative Agent, at its address at 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: Lynne Wertz, with a copy to NationsCredit, One Canterbury Green, P.O. Box 12013, Stamford, CT 06912-0013,
Attention: Alan Pagnotta; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto); provided, however, that with respect to the accounting and collateral audits referred to in Section 5.01(f), so long as no Event of Default should have occurred and be continuing, the Borrower shall not be required to pay the costs and expenses for more than two such audits in any year.

            (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same are incurred) any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (A) (i) the Acquisition or any other acquisition or proposed acquisition by any Loan Party or any of its Subsidiaries or any of the other transactions contemplated by the Loan Documents or (ii) the Facilities or any other financing or any actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or (B) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Acquisition and other transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

            (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

            (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

            SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

            SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that such Initial Lender and the Initial Issuing Bank have executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

            SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $3,500,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

            (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

            (d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2 or A-3 hereto, as the case may be.

             (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

            (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

            (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

            (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 8.09. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

            SECTION 8.10. Confidentiality. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

            SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 8.12. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 8.13. Waiver of Jury Trial. Each of the Borrower, the Administrative Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Administrative Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        APC HOLDING, INC.


                                        By /s/ Ariel Gratch
                                           _____________________________________
                                            Title: Vice Chairman

                                        NATIONSBRIDGE, L.L.C., as Administrative
                                         Agent


                                        By /s/ L.E. Wirtz
                                           _____________________________________
                                            Title: Managing Director

                                        NATIONSCREDIT COMMERCIAL
                                         CORPORATION, as Collateral Agent


                                        By /s/ Allan J. Pagnotta
                                           _____________________________________
                                            Title: Vice President

                                 Initial Lenders

                                        NATIONSBRIDGE, L.L.C.


                                        By /s/ L.E. Wirtz
                                           _____________________________________
                                            Title: Managing Director

                                        NATIONSCREDIT COMMERCIAL
                                        CORPORATION


                                        By /s/ Alan J. Pagnotta
                                           -------------------------------------
                                            Title: Vice President

                                        NATIONSBANK, N.A.


                                        By /s/ Michael S. McKay
                                           -------------------------------------
                                            Title: Senior Vice President

                              Initial Issuing Bank

                                        NATIONSCREDIT COMMERCIAL
                                        CORPORATION


                                        By /s/ Alan J. Pagnotta
                                           -------------------------------------
                                            Title: Vice President

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

=========================================================================================================================
   Name of                                        Revolving   Letter of          Domestic              Eurodollar
   Initial              Term A        Term B       Credit      Credit            Lending                 Lending
   Lender             Commitment    Commitment   Commitment  Commitment          Office                  Office
=========================================================================================================================
NationsBridge,          $0.00     $65,000,000.00   $0.00       $0.00      100 North Tryon Street   100 North Tryon Street
L.L.C.                                                                    15th Floor               15th Floor
                                                                          Charlotte, NC  28255     Charlotte, NC  28255
                                                                          Attn:  Lynne Cole        Attn:  Lynne Cole
                                                                          Tel. (704) 380-9068      Tel. (704) 380-9068
                                                                          Fax (704) 380-9923       Fax (704) 380-9923
-------------------------------------------------------------------------------------------------------------------------
NationsCredit           $0.00         $0.00     $30,000,000  $2,000,000   1 Canterbury Green       1 Canterbury Green
Commercial                                                                P.O. Box 12013           P.O. Box 12013
Corporation                                                               Stamford, CT 06912-0013  Stamford, CT
                                                                          Attn: Alan Pagnotta      06912-0013
                                                                          Tel. (203) 352-4034      Attn: Alan Pagnotta
                                                                          Fax (203) 352-4102       Tel. (203) 352-4034
                                                                                                   Fax (203) 352-4102
-------------------------------------------------------------------------------------------------------------------------
NationsBank, N.A.  $70,000,000.00      $0.00        $0.00       $0.00     100 North Tryon Street   100 North Tryon Street
                                                                          15th Floor               15th Floor
                                                                          Charlotte, NC  28255     Charlotte, NC  28255
                                                                          Attn:  Tim Pacitto       Attn:  Tim Pacitto
                                                                          Tel. (704) 388-1340      Tel. (704) 388-1340
                                                                          Fax (704) 386-0456       Fax (704) 386-0456
=========================================================================================================================

                               APC HOLDING, INC.

                        LETTER AMENDMENT AND WAIVER NO. 1

                                                    Dated as of February 4, 1998

To  the Lender Parties party to the
    Credit Agreement referred to
    below, to NationsBridge, L.L.C.,
    as Administrative Agent, and
    NationsCredit Commercial
    Corporation, as Collateral Agent

Ladies and Gentlemen:

            We refer to the Credit Agreement dated as of February 4, 1998 (the "Credit Agreement") among APC Holding, Inc., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders party thereto, NationsCredit Commercial Corporation, as collateral agent, and NationsBridge, L.L.C., as administrative agent. Capitalized terms used and not otherwise defined in this Letter Amendment and Waiver ("Letter Amendment and Waiver") have the meanings assigned to such terms in the Credit Agreement.

I. Amendments to the Credit Agreement.

            The Credit Agreement is, effective as of the date of this Letter Amendment and Waiver, hereby amended as follows:

            (a) Section 1.01 is amended by deleting the definition of "Subordinated Notes" in its entirety and substituting therefor the following:

                  "Subordinated Notes" means (a) the subordinated promissory notes dated February 4, 1998 made by the Parent to Afa International Limited in the principal amount of $1,000,000 and to Waldock Limited in the principal amount of $2,000,000 and (b) after the issuance thereof, (i) the subordinated promissory note made by the Parent to Afa International Limited in the principal amount of $1,500,000, which note may be prepayable at any time in cash or by the issuance of warrants for 525,000 shares of Class B common stock of the Parent, subject, however, to the terms of the Loan Documents, and which note shall otherwise be in form and substance satisfactory to the Administrative Agent and (ii) the subordinated promissory note made by the Parent to Ariel Gratch in the principal amount of $1,000,000, which note may be prepayable at any time in cash or by the issuance of warrants for 350,000 shares of Class B common stock of the Parent, subject, however, to the terms of the Loan Documents, and which note shall otherwise be in form and substance satisfactory to the Administrative Agent, in each case as such notes may be amended, supplemented or otherwise modified from time to time in accordance with their terms, to the extent permitted in accordance with the Loan Documents.

            (b) Section 2.06(b)(iii) is amended in full to read as follows:

                  "(iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings and the Letter of Credit Advances equal to the amount by which (A) the sum of the aggregate principal amount of the Revolving Credit Advances and the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the lesser of
            (x) the Revolving Credit Facility on such Business Day and (y) (I) during the period from the High Yield Date to April 30, 1999, the sum of $5,000,000 and the Borrowing Base on such Business Day and
            (II) at all other times, the Borrowing Base on such Business Day."

            (c) Section 2.08 is amended by adding a new subsection (d) thereto to read as follows:

                  "(d) Other Fees. Unless, on or before April 30, 1999, all
            Advances owing to NationsCredit shall have been repaid in full, together with interest thereon and all other amounts owing with respect thereto, and the Commitments of NationsCredit shall have been terminated, then on April 30, 1999, the Borrower shall pay to NationsCredit a non-refundable fee of $250,000 in consideration for the Overadvance Privilege (as defined in Section 3.02), which terminates on such date."

            (d) Section 3.02(a)(iii) is amended in full to read as follows:

                  "(iii) other than with respect to any Borrowing on the Closing
            Date, immediately after such Borrowing or any issuance of a Letter of Credit and after application of the proceeds thereof, in the case of each Revolving Credit Advance or the issuance of a Letter of Credit, the aggregate principal amount of the Revolving Credit Advances plus Letter of Credit Advances to be outstanding plus the aggregate Available Amount of all Letters of Credit to be outstanding after giving effect to such Advance or issuance will not exceed the lesser of (A) the aggregate amount of the Revolving Credit Commitments (or, if such Borrowing is on the Closing Date, an amount not to exceed $2,500,000) and (B) the Borrowing Base; provided that, in the case of this clause (B), in the case of any Revolving Credit Borrowing to be made during the period from the High Yield Date to April 30, 1999, the aggregate principal amount of the Revolving Credit Advances plus Letter of Credit Advances to be outstanding plus the aggregate Available Amount of all Letters of Credit to be outstanding after giving effect to such Borrowing may exceed the Borrowing Base by not more than $5,000,000 (the "Overadvance Privilege" and any such Revolving Credit Advances made in excess of the Borrowing Base being the "Overadvances"); provided that, in any event, such Overadvance Privilege will terminate on April 30, 1999;".

            (e) The second sentence of Section 4.01(a) is amended in full to read as follows:

            "All of the outstanding capital stock of the Parent has been validly issued, is fully paid and non-assessable and is owned by the Owners, as of the date hereof, in the amounts specified in Schedule 4.01(a) hereto, free and clear of all Liens."

            (f) Section 5.01(o)(iv)(A) is amended by deleting the name "Yehochai Schneider" and substituting therefor the name "Ariel Gratch".

            (g) Section 5.02(g) is amended (i) by deleting the figure "(v)" in the tenth line thereof and substituting therefor the figure "(vii)" and
      (ii) by deleting the phrase "and (vi)" in the twenty-fourth line thereof and substituting therefor the following:

            "(vi) the Borrower may make a distribution to the Parent in respect of the return of capital to the Parent in an aggregate amount not to exceed $2,500,000 solely when and to the extent necessary to permit the Parent to redeem or repurchase its warrants issued pursuant to the Second Warrant Agreement; and (vii)".

            (h) Section 6.01(n)(vi) is amended by deleting the name "Yehochai Schneider" and substituting therefor the name "Ariel Gratch".

            (i) Schedule 4.01(a) is amended in full to read as set forth on Annex A hereto.

II. Amendments to the Parent Guaranty.

            The Parent Guaranty is, effective as of the date of this Letter Waiver and Amendment, hereby amended as follows:

            (a) Section 7(a)(ii) is amended by deleting the period at the end thereof and substituting therefor the following:

            ";

                  (iii) as soon as practicable and prior to the High Yield Date
            (unless the Borrower and the Administrative Agent shall agree to a later date), enter into an equity incentive plan in form and substance reasonably satisfactory to the Administrative Agent (any such plan being a "Stock Plan") to issue to management and employees of the Loan Parties and their Subsidiaries (other than Ariel Gratch and Yehochai Schneider) common stock and/or stock options and/or stock appreciation rights representing in the aggregate approximately 10% of the outstanding capital stock of the Guarantor on a fully diluted basis; and

                  (iv) on or before June 30, 1998 (unless the Borrower and the
            Administrative Agent shall agree to a later date), issue common stock and/or stock options and/or stock appreciation rights pursuant to the Stock Plan referred to in subsection (iii) above."

            (b) Section 7(b)(vii) is amended by adding a proviso at the end thereof that reads as follows:

            "provided, however, and subject to the foregoing limitations, that with respect to the Subordinated Notes in the amounts of $1,500,000 and $1,000,000 issued after the date hereof to Afa International Limited and to Ariel Gratch, respectively, the Guarantor may elect to prepay such notes either in cash or through the issuance of warrants to purchase 525,000 shares and 350,000 shares, respectively, of the Guarantor's Class B common stock;".

            (c) Section 7(b)(ix) is amended by deleting the phrase "and (x)" at the end thereof and substituting therefor the following:

                  "(x) the issuance by the Guarantor of shares of common stock and/or stock options and/or stock appreciation rights pursuant to a Stock Plan permitted under Section 7(a)(iii) hereof;

                  (xi) the execution and delivery (but not the performance) of an agreement (the "Polytek Consideration Agreement") among the Guarantor and Afa International, Limited and Warcop Investment Ltd., as the former shareholders of Afa Polytek B.V., a corporation organized under the laws of the Netherlands ("Polytek"), a copy of the form of which is attached hereto as Exhibit A;

                  (xii) the Guarantor may effect a 10,000 for 1 stock split of its common stock; and

                  (xiii)".

            (d) Section 7(b)(xii) is further amended by deleting the phrase "and
      (xiii)" at the end thereof and substituting therefor the following:

                  "(xiii) concurrently with or subsequent to the redemption or repurchase in full of the warrants issued by it pursuant to the Second Warrant Agreement, the issuance of preferred stock or the making of a cash payment to Afa International Limited and Warcop Investment Ltd., in either case representing consideration of up to $10,940,000 plus dividends or interest thereon, as the case may be, at a rate of 7% per annum, accruing from the date of issuance thereof, in connection with the transfer of the capital stock of Polytek to the Guarantor pursuant to and in accordance with the terms of the Polytek Consideration Agreement and the amendment of the Constitutive Documents solely in order to permit such issuance;

                  (xiv) the incurrence of Debt after the date hereof pursuant to certain Subordinated Notes (A) in the principal amount of $1,500,000 payable to Afa International Limited and (B) in the principal amount of $1,000,000 payable to Ariel Gratch, in either case, with a maturity date not earlier than May 15, 2008 and evidenced by a promissory note in form and substance satisfactory to the Administrative Agent, provided, however, that upon receipt of the proceeds thereof, the Guarantor shall use such proceeds to redeem or repurchase in part the warrants issued by it pursuant to the Second Warrant Agreement;

                  (xv) the redemption or repurchase of the warrants issued by it pursuant to the Second Warrant Agreement for consideration not to exceed $5,000,000 pursuant to an agreement between the Guarantor and NationsCredit, such agreement to be in form and substance satisfactory to the Administrative Agent; and

                  (xvi)".

            (e) A new Exhibit A, a copy of which is attached hereto as Annex B, is added at the end of the Parent Guaranty.

III. Waivers.

            (a) The Borrower intends to use an aggregate amount not to exceed $573,000 of the Net Cash Proceeds from the sale of the Refinancing Securities to pay a prepayment fee incurred in the prepayment of certain Existing Debt pursuant to the Credit Agreement. In connection therewith, the Borrower hereby requests that you waive, solely to permit the Borrower to pay such fee, the prepayment requirement of Section 2.06(b)(ii) of the Credit Agreement.

            (b) The Borrower intends to use an aggregate amount not to exceed $2,500,000 of the Net Cash Proceeds from the sale of the Refinancing Securities to make a distribution in respect of return of capital to the Parent, in order to enable the Parent to redeem or repurchase the warrants issued by the Parent pursuant to the Second Warrant Agreement. In connection therewith, the Borrower hereby requests that you waive, solely to permit such distribution to be made, the prepayment requirement of
      Section 2.06(b)(ii) of the Credit Agreement.

            (c) The Parent intends to incur subordinated Debt in the form of Subordinated Notes (i) in the principal amount of $1,500,000 payable to Afa International Limited and (ii) in the principal amount of $1,000,000 payable to Ariel Gratch, in either case in order to redeem warrants issued pursuant to the Second Warrant Agreement. In connection therewith, the Borrower hereby requests that you waive, solely to permit the Parent to incur such subordinated Debt in order to effect such redemption or repurchase, the prepayment requirement of Section 2.06(b)(ii) of the Credit Agreement.

            (d) The Parent may issue warrants for 875,000 shares of its Class B common stock to prepay the Subordinated Notes referred to in the waiver referred to in Section III(c) above. In connection therewith, the Borrower hereby requests that you waive, solely to permit the Parent to issue such warrants, the prepayment requirement of Section 2.06(b)(ii) of the Credit Agreement.

            (e) The Parent intends to issue preferred stock to Afa International Limited and Warcop Investment Ltd. pursuant to the Polytek Consideration Agreement as consideration for the transfer of the capital stock of Afa Polytek B.V., a corporation organized under the laws of the Netherlands, to the Borrower. In connection therewith, the Borrower hereby requests that you waive, so long as the warrants issued by the Parent pursuant to the Second Warrant Agreement have been redeemed or repurchased and solely to permit the Parent to issue such preferred stock, the prepayment requirement of Section 2.06(b)(ii) of the Credit Agreement.

            (f) The Borrower intends to file a Restated Certificate of Incorporation in order to change its name from APC Holding, Inc. to Indesco International, Inc. Prior to the Borrower being permitted to change its legal name, Section 5.01(e) of the Credit Agreement requires that the Borrower give the Administrative Agent at least 10 Business Days' notice of such change. In addition, the Parent intends to file a Restated Certificate of Incorporation in order to change its name from AFA Holdings Co. to Indesco Holdings Co. In connection therewith, the Borrower hereby requests that you waive, solely to permit the Borrower to change its name from APC Holding, Inc. to Indesco International, Inc., the notice requirement of Section 5.01(e) of the Credit Agreement. Further, the Borrower hereby requests that you waive, solely to permit the Parent to change its name from AFA Holdings Co. to Indesco Holdings Co., the requirements of Section 7 of the Parent Guaranty.

            (g) The Parent intends to extend the maturity date of certain Subordinated Notes until May 15, 2008. In connection therewith, the Borrower hereby requests that you waive, solely to permit the Parent to extend the maturity dates of such Subordinated Notes, the requirements of
      Section 5.02(l) of the Credit Agreement and Section 7 of the Parent Guaranty.

            (h) Further, solely with respect to the Assignment and Acceptance dated as of March 5, 1998, among NationsBank, N.A., and NationsBridge L.L.C., as Assignors, and Wrap Two & Co., as Assignee, the Borrower and you hereby agree to waive Section 8.07(a) of the Credit Agreement requiring that the amount of any Commitments being assigned pursuant to an Assignment and Acceptance be at least $3,500,000.

            Other than the sections of this Letter Amendment and Waiver referred to in the immediately succeeding sentence, this Letter Amendment and Waiver shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received (a) counterparts of this Letter Amendment and Waiver executed by the undersigned and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Letter Amendment and Waiver, (b) the consent attached hereto executed by each Loan Party (other than the Borrower) and (c) duly executed UCC financing statements naming the Borrower and the Parent as debtors in such jurisdictions as the Administrative Agent shall have requested. Sections I(a), (b), (c), (d) and (g), II(b) and (d) and III(a), (b), (c), (d), (e) and (g) of this Letter Amendment and Waiver shall become effective as of the date first above written when, and only when, on or before May 15, 1998, (x) the conditions set forth in clauses (a), (b) and (c) of the immediately preceding sentence shall have been satisfied, (y) the High Yield Date shall have occurred and (z) the warrants issued pursuant to the Second Warrant Agreement have been redeemed or repurchased. This Letter Amendment and Waiver is subject to the provisions of
Section 8.01 of the Credit Agreement.

            The Credit Agreement, the Notes and each of the other Loan Documents, except to the extent of the waivers specifically provided above, and as specifically amended by this Letter Amendment and Waiver, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Letter Amendment and Waiver. The execution, delivery and effectiveness of this Letter Amendment and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent, under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents. Nothing in this Letter Amendment and Waiver shall affect the rights of the parties to the Credit Agreement or the other Loan Documents except as expressly provided in Sections I, II and III.

            If you agree to the terms and provisions of this Letter Amendment and Waiver, please evidence such agreement by executing a counterpart of this Letter Amendment and Waiver. Please send at least one executed signature page to this Letter Amendment and Waiver by telecopier to Philip R. Strauss at (212) 848-7179 and at least five original signature pages to this Letter Amendment and Waiver to Shearman & Sterling, 599 Lexington Ave., New York, NY 10022,
Attention: Philip R. Strauss.

            This Letter Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment and Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment and Waiver.

            This Letter Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

                                            Very truly yours,

                                            APC HOLDING, INC. (to be renamed
                                            Indesco International, Inc.)


                                            By /s/
                                               _________________________
                                                 Title:

Agreed as of the date first above written:

NATIONSBRIDGE, L.L.C.,
  individually and as Administrative Agent


By /s/
   ______________________________
   Title:

NATIONSCREDIT COMMERCIAL
CORPORATION,
  individually and as Collateral Agent


By /s/
   ______________________________
   Title:

BANKBOSTON, N.A.


By /s/
   ______________________________
   Title:

BHF-BANK AKTIENGESELLSCHAFT


By /s/
   ______________________________
   Title:


By /s/
   ______________________________
   Title:

CREDITANSTALT CORPORATE
FINANCE, INC.


By /s/
   ______________________________
   Title:

TORONTO DOMINION (TEXAS), INC.


By /s/
   ______________________________
   Title:

WRAP TWO & CO.


By /s/
   ______________________________
   Title:

SALKELD & CO


By /s/
   ______________________________
   Title:

CREDIT AGRICOLE INDOSUEZ


By /s/
   ______________________________
   Title:


By /s/
   ______________________________
   Title:

PAM CO. CAYMAN LTD.
   By: Protective Asset Management
       Company, as Collateral Manager


By /s/
   ______________________________
   Title:

NATIONSBANK, N.A. CREDIT
DERIVATIVES, RE: HARCH


By /s/
   ______________________________
   Title:

NATIONSBANK, N.A. CREDIT
DERIVATIVES, RE: SHENKMAN


By /s/
   ______________________________
   Title:

TCW LEVERAGED INCOME TRUST, L.P.
   By:  TCW Advisers (Bermuda) Ltd., as
        General Partner


By /s/
   ---------------------------
   Title:

         By: TCW Investment Management
             Company, as Investment Adviser


         By /s/
           --------------------------
           Title:

CONTINENTAL ASSURANCE COMPANY
SEPARATE ACCOUNT (E)

         By: TCW Asset Management Company,
             as Attorney-in-Fact


         By /s/
         _____________________________
         Title:

                                     CONSENT

                                                    Dated as of February 4, 1998

            Each of the undersigned, each a Grantor or Guarantor under the Security Agreement and/or the Subsidiary Guaranty and/or the Parent Guaranty, each dated or dated as of February 4, 1998 (collectively, the "Agreements") and in favor of the Administrative Agent, hereby consents to the foregoing Letter Amendment and Waiver and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Letter Amendment and Waiver, the Agreements are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, and (b) the Collateral Documents to which each Grantor and/or Guarantor is a party and all collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein). Nothing in this Consent shall affect the rights of the parties to the Credit Agreement or the other Loan Documents except as expressly provided in Sections I, II and III of such Letter Amendment and Waiver.

                                                AFA HOLDINGS CO. (to be
                                                renamed Indesco Holdings Co.)


                                                By /s/
                                                   _______________________
                                                   Title:

                                                AFA PRODUCTS, INC.


                                                By /s/
                                                   _______________________
                                                   Title

                                                CONTINENTAL ACQUISITION
                                                CORP.


                                                By /s/
                                                   _______________________
                                                   Title:

                                     ANNEX A
                                       to
                        Letter Amendment and Waiver No. 1

                                Schedule 4.01(a)

                                Parent Ownership

                                 [see attached]

                                                                SCHEDULE 4.01(a)

                          OWNERSHIP OF AFA HOLDINGS CO.

Shareholder                       Ownership               Shareholder Ownership
-----------                       ---------               ---------------------
Ariel Gratch                      10.95%                    109.50 Shares

Yehochai Schneider                10.95%                    109.50 Shares

AFA International Limited         51.1%                     511.00 Shares

Waldock Limited                    9.5%                      95.00 Shares
(warrant)

NationsCredit Commercial          17.5%                     175.00 Shares
Corporation (warrant)                                       -------------
                                                            1000 Shares

* Does not take account of issuance of "contingent" warrants to NationsBank for 196.138 shares of common stock (15% ownership).

*     On a fully diluted basis.

* Does not take account of issuance by the Parent of shares of its common stock and/or stock options and/or stock appreciation rights representing in the aggregate approximately 10% of the outstanding capital stock of the Parent on a fully diluted basis, pursuant to a permitted Stock Plan of the Parent under Section 7(a) of the Parent Guaranty.

                                     ANNEX B
                                       to
                        Letter Amendment and Waiver No. 1

                        Exhibit A to the Parent Guaranty

                                 [see attached]

                          INDESCO INTERNATIONAL, INC.

                             LETTER AMENDMENT NO. 2

                                                    Dated as of February 4, 1998

To the Lender Parties party to the
   Credit Agreement referred to
   below, to NationsBridge, L.L.C.,
   as Administrative Agent, and
   NationsCredit Commercial
   Corporation, as Collateral Agent

Ladies and Gentlemen:

            We refer to the Credit Agreement dated as of February 4, 1998 among Indesco International, Inc. (formerly known as APC Holding, Inc.), a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders party thereto, NationsCredit Commercial Corporation, as collateral agent, and NationsBridge, L.L.C., as administrative agent, as amended by Letter Amendment and Waiver No.1 dated as of February 4, 1998 (said Agreement as so amended being the "Credit Agreement"). Capitalized terms used and not otherwise defined in this Letter Amendment ("Letter Amendment") have the meanings assigned to such terms in the Credit Agreement.

            The definition of "Related Documents" contained in Section 1.01 of the Credit Agreement is, effective as of the date of this Letter Amendment, amended by adding immediately after the reference to "Second Warrant Agreement,":

                  "the warrants to purchase 525,000 shares of the Parent's Class
            B common stock issued to Afa International Limited and the warrants to purchase 350,000 shares of the Parent's Class B common stock issued to Ariel Gratch,".

            The definition of "Subordinated Notes" contained in Section 1.01 of the Credit Agreement is, effective as of the date of this Letter Amendment, amended in full to read as follows:

                  "'Subordinated Notes' means (a) the subordinated promissory notes dated July 29, 1997 made by the Parent to Afa International Limited in the principal amount of $1,000,000 and to Waldock Limited in the principal amount of $2,000,000 and (b) after the issuance thereof, (i) the subordinated promissory note made by the Parent to Afa International Limited in the principal amount of $1,500,000, which note may be prepayable at any time in cash or by the issuance of warrants for 525,000 shares of Class B common stock of the Parent, and which note shall otherwise be in form and substance satisfactory to the Administrative Agent and (ii) the subordinated promissory note made by the Parent to Ariel Gratch in the principal amount of $1,000,000, which note may be prepayable at any time in cash or by the issuance of warrants for 350,000 shares of Class B common stock of the Parent, subject, however, to the terms of the Loan Documents, and which note shall otherwise be in form and substance satisfactory to the Administrative Agent, in each case as such notes may be amended, supplemented or otherwise modified from time to time in accordance with their terms, to the extent permitted in accordance with the Loan Documents."

            Clause (vii) of Section 7(b) of the Parent Guaranty is, effective as of the date of this Letter Amendment, hereby amended in full to read as follows:

                  "(vii) after the High Yield Date, if the Borrower is permitted to declare and pay cash dividends to the Parent for such purpose, the Parent may prepay all or a portion of the Subordinated Notes in accordance with the terms thereof, in an amount not to exceed 50% of the Excess Cash Flow for the immediately preceding Fiscal Year; provided, however, that notwithstanding the foregoing limitations, so long as no Default shall have occurred and be continuing, with respect to the Subordinated Notes to be issued in the amounts of $1,500,000 and $1,000,000 on April 23, 1998 to Afa International Limited and to Ariel Gratch, respectively, the Guarantor may elect to prepay such notes through the issuance of warrants to purchase 525,000 shares and 350,000 shares, respectively, of the Guarantor's Class B common stock; provided that such warrants, and the terms of such warrants shall provide that such warrants, may not be redeemed or purchased by the Guarantor at any time until all Advances then outstanding have been prepaid, and all other amounts then due and payable under the Credit Agreement have been paid in full and all Commitments have been terminated and the holders of such warrants shall have no right to cause the Guarantor to redeem or purchase such warrants as a result of such prepayments or termination;"

            This Letter Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received
(a) counterparts of this Letter Amendment executed by the undersigned and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Letter Amendment and (b) the consent attached hereto executed by each Loan Party (other than the Borrower). This Letter Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

            The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Letter Amendment. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent, under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.

            If you agree to the terms and provisions of this Letter Amendment, please evidence such agreement by executing a counterpart of this Letter Amendment. Please send at least one executed signature page to this Letter Amendment by telecopier to Philip R. Strauss at (212) 848-7179 and at least five original signature pages to this Letter Amendment to Shearman & Sterling, 599 Lexington Ave., New York, NY 10022, Attention: Philip R. Strauss.

            This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

                [The Rest of this Page Intentionally Left Blank]

            This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                                          Very truly yours,

                                          INDESCO INTERNATIONAL, INC.
                                          (Formerly known as APC Holding, Inc.)

                                          By   /s/
                                               _________________________
                                               Title:

Agreed as of the date first above written:

NATIONSBRIDGE, L.L.C.,
  individually and as Administrative Agent


 By   /s/
     _________________________
     Title:


NATIONSCREDIT COMMERCIAL
CORPORATION,
  individually and as Collateral Agent


By   /s/
     _________________________
     Title:

BANKBOSTON, N.A.


By   /s/
     _________________________
     Title:

BHF-BANK AKTIENGESELLSCHAFT


By   /s/
     _________________________
     Title:


By   /s/
     _________________________
     Title:

CREDITANSTALT CORPORATE
FINANCE, INC.


By   /s/
     _________________________
     Title:

TORONTO DOMINION (TEXAS), INC.


By   /s/
     _________________________
     Title:

WRAP TWO & CO.


By   /s/
     _________________________
     Title:

SALKELD & CO


By   /s/
     _________________________
     Title:

CREDIT AGRICOLE INDOSUEZ


By   /s/
     _________________________
     Title:


By   /s/
     _________________________
     Title:

PAM CO. CAYMAN LTD.
   By: Protective Asset Management
       Company, as Collateral Manager


By   /s/
     _________________________
     Title:

NATIONSBANK, N.A. CREDIT
DERIVATIVES, RE: HARCH


By   /s/
     _________________________
     Title:

NATIONSBANK, N.A. CREDIT
DERIVATIVES, RE: SHENKMAN


By   /s/
     _________________________
     Title:

TCW LEVERAGED INCOME TRUST, L.P.
    By: TCW Advisers (Bermuda) Ltd., as
        General Partner


By /s/
   ______________________________
   Title:

         By: TCW Investment Management
             Company, as Investment Adviser


         By /s/
            ____________________________
            Title:

CONTINENTAL ASSURANCE COMPANY
SEPARATE ACCOUNT (E)

         By: TCW Asset Management Company,
             as Attorney-in-Fact


         By /s/
            _____________________________
            Title:

                                     CONSENT

                                                    Dated as of February 4, 1998

            Each of the undersigned, each a Grantor or Guarantor under the Security Agreement and/or the Subsidiary Guaranty and/or the Parent Guaranty, each dated or dated as of February 4, 1998 (collectively, the "Agreements") and in favor of the Administrative Agent, hereby consents to the foregoing Letter Amendment and Waiver and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Letter Amendment and Waiver, the Agreements are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, and (b) the Collateral Documents to which each Grantor and/or Guarantor is a party and all collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein). Nothing in this Consent shall affect the rights of the parties to the Credit Agreement or the other Loan Documents except as expressly provided in Sections I, II and III of such Letter Amendment and Waiver.

                                                INDESCO HOLDINGS CO.
                                                (Formerly AFA Holdings Co.)


                                                By /s/
                                                   _______________________
                                                   Title:


                                                AFA PRODUCTS, INC.


                                                By /s/
                                                   _______________________
                                                   Title


                                                CONTINENTAL ACQUISITION
                                                CORP.


                                                By /s/
                                                   _______________________
                                                   Title: